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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BUCKEYE PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Greenway Plaza
Suite 600
Houston, Texas 77046

April 20, 2016

To Our Limited Partners:

        You are cordially invited to attend the 2016 annual meeting of limited partners of Buckeye Partners, L.P. to be held on Tuesday, June 7, 2016 at The Houston City Club, One City Club Drive, Houston, Texas 77046, commencing at 9:00 a.m. local time. A notice of the annual meeting, proxy statement and proxy card were made available on or about April 20, 2016, and if you are receiving this by mail, a proxy statement, proxy card, our 2015 Annual Report and our Form 10-K for the fiscal year ended December 31, 2015 are enclosed.

        The board of directors of our general partner has called this annual meeting for you to consider and act upon items described in this proxy statement.

        Your vote is important.    Whether or not you plan to attend the annual meeting, please cast your vote by following the internet or telephone voting instructions on the proxy card. If you have received this by mail, you may also vote by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope. If for any reason you desire to revoke your proxy, you may do so at any time before the vote is held at the annual meeting by following the procedures described in the accompanying proxy statement.

Sincerely,

Clark C. Smith Chairman, President and Chief Executive Officer of Buckeye GP LLC, general partner of Buckeye Partners, L.P.

BUCKEYE PARTNERS, L.P.
One Greenway Plaza
Suite 600
Houston, Texas 77046

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON JUNE 7, 2016

To the Unitholders of Buckeye Partners, L.P.:

        The annual meeting of limited partners of Buckeye Partners, L.P. will be held at The Houston City Club, One City Club Drive, Houston, Texas 77046, on June 7, 2016 at 9:00 a.m. local time to consider the following matters:

          1.     The election of three Class III directors to our general partner's board of directors to serve until the 2019 annual meeting of limited partners;

          2.     The ratification of the selection of Deloitte & Touche LLP ("Deloitte") as Buckeye Partners, L.P.'s independent registered public accountants for 2016; and

          3.     The transaction of any other business as may properly come before the annual meeting or any adjournments thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders with respect to the foregoing proposals.

        Only unitholders of record at the close of business on April 11, 2016 are entitled to attend or vote at the annual meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Limited Partners to Be Held on June 7, 2016

        This notice, together with the accompanying proxy statement and related form of proxy and our 2015 Annual Report to unitholders are available at http://www.astproxyportal.com/ast/17265/.

        Your vote is important!    Your broker cannot vote your units on your behalf for certain of management's proposals until it receives your voting instructions. For your convenience, internet and telephone voting are available. The instructions for voting by internet or telephone are set forth on your proxy card. If you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors of Buckeye GP LLC, as general partner of Buckeye Partners, L.P.

Todd J. Russo Senior Vice President, General Counsel and Secretary

Houston, Texas
April 20, 2016

BUCKEYE PARTNERS, L.P.

PROXY STATEMENT
FOR
ANNUAL MEETING OF LIMITED PARTNERS
To Be Held on June 7, 2016

        These proxy materials, which we made available to our unitholders via the internet on or about April 20, 2016, are being furnished to you in connection with the solicitation of proxies by and on behalf of the board of directors of Buckeye GP LLC, a Delaware limited liability company ("Buckeye GP"), acting in its capacity as the general partner of Buckeye Partners, L.P., a Delaware limited partnership, for use at Buckeye Partners, L.P.'s 2016 annual meeting of limited partners or at any adjournments thereof. The meeting will be held at The Houston City Club, One City Club Drive, Houston, Texas 77046 on June 7, 2016 at 9:00 a.m. local time. Holders of record of limited partnership units representing limited partner interests ("LP Units") at the close of business on April 11, 2016 are entitled to notice of, and are entitled to vote at, the annual meeting and any adjournments thereof, unless such adjournment is for more than 60 days, in which event our general partner's board of directors is required to set a new record date. Unless otherwise indicated, the terms "the Partnership," "Buckeye," "our," "we," "us" and similar terms refer to Buckeye Partners, L.P., together with our subsidiaries.

Proposals

        At our 2016 annual meeting of limited partners, we are asking our unitholders to consider and act upon:

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  The election of three Class III directors to serve on our general partner's board of directors until our 2019 annual meeting;

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  The ratification of the selection of Deloitte & Touche LLP ("Deloitte") as Buckeye's independent registered public accountants for 2016; and

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  The transaction of any other business as may properly come before the annual meeting or any adjournments thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders with respect to the forgoing proposals.

Outstanding LP Units Held on Record Date

        As of the record date, there were 130,293,504 outstanding LP Units that were entitled to notice of and are entitled to vote at the annual meeting.

Quorum Required

        The presence, in person or by proxy, of the holders as of the record date of a majority of our outstanding LP Units is necessary to constitute a quorum for purposes of voting on the proposals at the annual meeting. Votes that are cast but marked "Withheld" for the election of one or more directors will count as "units present" at the meeting for purposes of establishing a quorum on the proposals. Abstentions and broker non-votes will count as "units present" at the meeting for purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds units for the beneficial owner votes on at least one item but does not vote on a particular other item because the broker or nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the units.

Vote Required

        Directors serving on our general partner's board of directors are elected by a plurality of the votes cast by the holders of our outstanding LP Units. A plurality occurs when more votes are cast for a candidate than those cast for an opposing candidate. Each LP Unit entitles the holder thereof as of the record date to one vote. Unitholders are not entitled to use cumulative voting. Cumulative voting is a system for electing directors whereby a security holder is entitled to multiply his number of securities by the number of directors to be elected and cast the total number of votes for a single candidate or a select few candidates.

        The approval of the ratification of our independent registered public accountants for 2016 requires the affirmative vote of the holders of a majority of the outstanding LP Units present in person or by proxy and entitled to vote on the matter.

        The election of three Class III directors to our general partner's board of directors is a "non-routine" matter under New York Stock Exchange ("NYSE") rules. Brokerage firms are not entitled to vote any LP Units on non-routine items without receiving instructions from the beneficial owner of the LP Units, and proxies that are returned without a vote on this proposal are referred to as "broker non-votes." Broker non-votes will have no effect on the outcome of the vote for any proposal.

How to Vote

        You may vote in person at the annual meeting, by telephone, by internet or by proxy. Even if you plan to attend the annual meeting, we encourage you to vote by following the telephone or internet voting instructions on the proxy card in advance of the annual meeting. Of course, you may also complete, sign and return your proxy card by mail in advance of the annual meeting.

  In Person

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your units are held in the name of a broker and you desire to vote them in person at the meeting, you must obtain from the brokerage firm a "Legal Proxy" representing your units and bring it to the meeting.

  Telephone

        Please dial the toll-free telephone number set forth on the proxy card and follow the audio instructions. You will need the control number contained on your proxy card.

  Internet

        Go to the website set forth on the proxy card and follow the on-screen instructions. You will need the control number contained on your proxy card.

  Proxy

        If you have received these proxy materials via mail and wish to do so, please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units may be represented at the annual meeting.

Revoking Your Proxy or Changing Your Telephone or Internet Vote

        You may revoke your proxy before it is voted at the annual meeting as follows:

  •
  by delivering, at the annual meeting, to the Secretary of the meeting, a new proxy with a later date;

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  by delivering, on or before the business day prior to the annual meeting, a notice of revocation or a new proxy with a later date to the Secretary of our general partner at the address set forth in the notice of the annual meeting;

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  by attending the annual meeting in person and voting, although your attendance at the annual meeting, without actually voting, will not by itself revoke a previously granted proxy; or

  •
  if you have instructed a broker to vote your units, you must follow the directions received from your broker to change those instructions.

        You may change your telephone vote as often as you wish by following the procedures for telephone voting. The last known vote in the telephone voting system as of 11:59 p.m. EDT on June 6, 2016 will be counted.

        You may change your internet vote as often as you wish by following the procedures for internet voting. The last known vote in the internet voting system as of 11:59 p.m. EDT on June 6, 2016 will be counted.

Solicitation and Mailing of Proxies

        We have used the Securities and Exchange Commission ("SEC") rule allowing companies to furnish proxy materials to our unitholders over the internet. We believe this approach enables us to provide the materials to unitholders more quickly while also reducing the impact of our annual meeting on the environment and the costs associated with printing and mailing.

        The expense of preparing, printing and mailing the Notice of Internet Availability and (where applicable) this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by representatives of our general partner in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by representatives of our general partner to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our LP Units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. We have retained Morrow & Co., LLC to aid in the solicitation of proxies. The fees of Morrow & Co., LLC are $8,500, plus reimbursement of its reasonable costs.

        Only one Notice of Internet Availability and (if requested) 2015 Annual Report and proxy statement will be delivered to multiple unitholders sharing an address, if possible, unless we have received contrary instructions from one or more of the unitholders, although each unitholder will receive a separate proxy card and will be able to vote separately. Unitholders at a shared address to which a single copy of the proxy materials was delivered who would like to receive a separate or additional copy of the proxy materials (including with respect to those materials or other communications that may be delivered to unitholders in connection with future annual or special meetings of unitholders) should contact Morrow & Co., LLC at the contact information set forth below, and, upon receipt of such request, a separate copy of the proxy materials will be promptly provided. Unitholders who currently receive multiple copies of the proxy materials at their shared address and would like to request only one copy of any future materials or other communications should notify Morrow & Co., LLC of the same at the contact information set forth below. If you have questions about the annual meeting or need additional copies of this proxy statement or additional proxy cards, please contact our proxy solicitation agent as follows:

  Morrow & Co., LLC
  470 West Avenue
  Stamford, Connecticut 06902

  Email: BPL.info@morrowco.com
  Phone (unitholders): (800) 573-4412
  Phone (banks and brokerage firms): (203) 658-9400

Other Matters for 2016 Annual Meeting

        We know of no matters to be acted upon at the annual meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the annual meeting, the persons named as proxies in the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of the Partnership. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.

Attending the Annual Meeting

        An admission ticket, which is required for entry into the meeting, is attached to the proxy card included with this proxy statement. If you plan to attend the meeting, please vote before the meeting by mailing in your proxy card, or voting by telephone or internet, but keep the admission ticket and bring it for admittance into the meeting. Any unitholder attending the meeting in person may bring one guest, but guests may not vote or otherwise participate in the meeting. We reserve the right to deny or revoke admission to any guest in our sole discretion.

        If your LP Units are held in the name of a broker, nominee or other holder of record, you will need proof of ownership of LP Units to attend the meeting. A recent bank or brokerage account statement indicating your Buckeye holdings is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a unitholder.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Limited Partners to Be Held on June 7, 2016

This proxy statement, a form of proxy and our 2015 Annual Report to unitholders are available at http://www.astproxyportal.com/ast/17265/.

PROPOSAL 1—ELECTION OF DIRECTORS

        We are a limited partnership. We do not have our own board of directors. We are managed and operated by the officers of, and are subject to the oversight of the board of directors of, our general partner. Our unitholders are entitled to elect the members of our general partner's board of directors.

        The total number of directors on our general partner's board of directors is currently eleven. The terms of the directors of our general partner's board are "staggered" and the directors are divided into three classes. At each annual meeting, only one class of directors is elected and, upon election, directors in that class serve for a term of three years, subject to a director's earlier resignation, death or removal. If a director is elected to the board to fill a vacancy, that director will have the same remaining term as his or her predecessor. For detailed information about the functioning and structure of our board of directors, please see the section of this proxy statement entitled "Corporate Governance" beginning on page 8.

        At the 2016 annual meeting, our unitholders will consider and act upon a proposal to elect three Class III directors to our general partner's board of directors to serve until the 2019 annual meeting of limited partners. Each of the nominees has consented to serve as a director if so elected. The persons named as proxies in the accompanying proxy card, who have been designated by the board of directors of our general partner, intend to vote the LP Units with respect to which proxies have been granted them in favor of the election of the director nominees unless otherwise instructed by the unitholder granting such proxy. If any nominee in favor of whom a proxy has been granted becomes unable for any reason to stand for election as a director of our general partner, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as the board of directors of our general partner may recommend and propose to replace such nominee.

        Information concerning the Class III directors nominated for election at the annual meeting, along with information concerning the current Class I and Class II directors whose terms of office will continue after the annual meeting, is set forth below.

Class III Directors for terms to expire in 2019

        Oliver "Rick" G. Richard, III, 63, became a director of Buckeye GP on February 17, 2009 and prior to that served as a director of the general partner of Buckeye GP Holdings L.P., the former parent company of Buckeye GP ("BGH") from April 2008. He is currently Chairman of Cleanfuel USA, an alternative vehicular fuel company, and the owner and president of Empire of the Seed LLC, a private consulting firm in the energy and management industries, as well as the private investments industry. Mr. Richard served as Chairman, President and CEO of Columbia Energy Group ("Columbia Energy") from April 1995 until Columbia Energy was acquired by NiSource Inc. in November 2000. Mr. Richard was appointed by President Reagan and confirmed by the United States Senate to the Federal Energy Regulatory Commission ("FERC"), serving from 1982 to 1985. Mr. Richard serves as a director of the general partner of Cheniere Energy Partners, L.P. (NYSE MKT: CQP), where he is a member of the audit and the conflicts committees, and American Electric Power Company, Inc. (NYSE: AEP), where he is a member of the human resources and policy committees, as well as the chairman of the nuclear oversight committee. Mr. Richard's breadth of experience in the energy sector, including being the chairman, president and CEO of a Fortune 500 company and commissioner of the FERC, have given him business, leadership and communication skills that make him exceptionally well-qualified to serve on our general partner's board of directors.

        Clark C. Smith, 61, was named Chairman, President and Chief Executive Officer of Buckeye GP in August 2014. He served as President and Chief Executive Officer of Buckeye GP from February 2012 to August 2014 and President and Chief Operating Officer of Buckeye GP from February 2009 to February 2012. Prior to joining the management team in February 2009, he served on the board of directors of Buckeye GP from October 2007 until February 2009. From June 2004 through June 2007, Mr. Smith served as Managing Director of Engage Investments, L.P., a private company established to provide consulting services to, and to make equity investments in, energy-related businesses. Mr. Smith was Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a division of El Paso Corporation, from August 2000 until May 2003, and a private investor from May 2003 to June 2004. Mr. Smith's extensive experience in the energy sector, including his prior officer and director positions with Buckeye, and his position as President and Chief Executive Officer of Buckeye, have given him valuable knowledge about the Partnership's business and industry, qualify him to serve on our general partner's board of directors, and make him an asset to the board.

        Frank S. Sowinski, 60, is our Lead Independent Director. He became a director of BGH's general partner on August 4, 2006 and, in connection with the merger of BGH with us on November 19, 2010 (the "Merger"), resigned from BGH's general partner's board and joined the Buckeye GP board. From February 2001 until August 2006, Mr. Sowinski served as director of Buckeye GP. Since January 2006, he has been a Management Affiliate of MidOcean Partners, a private equity investor. From October 2004 to January 2006, Mr. Sowinski was a private investor and prior thereto, he served as Executive Vice President of Liz Claiborne, Inc. from January 2004 until October 2004. Mr. Sowinski served as Executive Vice President and CFO of PWC Consulting, a systems integrator company, from May 2002 to October 2002. Mr. Sowinski also serves as Vice Chairman of a portfolio company of MidOcean Partners, LegalShield, a specialized legal service products company. Mr. Sowinski joined the Board of CDK Global Inc. (NASDAQ: CDK) in October 2014 and chairs the audit committee and is a member of the nominating & corporate governance committee. The operational and business skills Mr. Sowinski developed through his past experience in information services, consulting and retail apparel make him an important voice as an independent director on our general partner's board of directors.

Class I Directors with terms expiring in 2017

        Barbara J. Duganier, 57, became a director of Buckeye GP on October 4, 2013. In the decade prior to joining the board, Ms. Duganier was a Managing Director at Accenture, a management consulting, technology services, and outsourcing company, and held various leadership and management positions in Accenture's outsourcing business, including as Global Chief Strategy Officer and as Global Growth and Offering Development Lead, during which time she helped numerous clients in the energy, chemicals, mining, and utilities industries become high performance businesses. A year prior to joining Accenture, she served as an independent consultant to Duke Energy North America. From 1979 to 2002, Ms. Duganier, who is a licensed Certified Public Accountant, worked at Arthur Andersen, where she was an equity partner for twelve years and served as an auditor and financial consultant, as well as in various leadership and management roles, including as Global Chief Financial Officer of Andersen Worldwide. Ms. Duganier is currently a director and member of the audit committee of MRC Global Inc. (NYSE: MRC) and, on April 28, 2016, will become the chair of MRC's audit committee as well as a member of the governance committee. Ms. Duganier is also a member of the board of the National Association of Corporate Directors (NACD) Texas TriCities Chapter and the Chair of the nominating & governance committee of Genesys Works, a not-for-profit organization that trains and places at-risk high school students in accounting, IT, and engineering internships in primarily Fortune 500 companies. Ms. Duganier is a former director and member of the enterprise and risk oversight and compensation committees of HCC Insurance Holdings, which was sold in 2015 to Tokio Marine Holdings. Ms. Duganier's board experience, training and extensive experience as a Certified Public Accountant, her track record of leading large organizations, and her business experience both within and outside of the energy industry make her well-qualified to serve on our general partner's board of directors.

        Joseph A. LaSala, Jr., 61, became a director of BGH's general partner on July 26, 2007 and, effective November 19, 2010 in connection with the Merger, resigned from BGH's general partner's board and joined the Buckeye GP board. From April 2001 until July 2007, Mr. LaSala served as director of Buckeye GP. Since April 1, 2015, Mr. LaSala has served as General Counsel of Publicis Groupe. From February 2011 through February 2015, Mr. LaSala served as Senior Vice President, General Counsel and Secretary of Sapient Corporation, which was acquired by Publicis Groupe in February 2015. From January 2008 through December 2010, he served as Senior Executive Vice President, General Counsel and Secretary of Discovery Communications, Inc. From July 2001 to January 2008, Mr. LaSala served as Vice President, General Counsel and Secretary of Novell, Inc. Mr. LaSala's breadth of experience serving as general counsel to public companies has given him valuable knowledge and insights with respect to SEC reporting, establishing and maintaining internal controls and implementing appropriate corporate governance practices. Coupled with Mr. LaSala's past experience in the energy industry, these attributes uniquely qualify him to serve on our general partner's board of directors.

        Larry C. Payne, 68, became a director of Buckeye GP on September 29, 2014. Mr. Payne is currently President and Chief Executive Officer of LESA & Associates, LLC, a midstream energy consulting company. Previously, Mr. Payne has served as Interim President of Magnum NGLs, LLC, a private company engaged in natural gas liquids storage, President and Chief Operating Officer of Lansing NGL Services Natural Gas Liquids Division, a division of Lansing Trade Group, LLC, a commodities trading company and President and Chief Operating Officer of SemStream, LP, a midstream energy company engaged in natural gas liquids supply and marketing. In addition, during his career, Mr. Payne has served in senior management positions at Williams Companies, Texaco, and Ferrellgas. Mr. Payne currently is a member of the board of Unit Corporation (NYSE: UNT), where he is a member of the audit and nominating & governance committees. Mr. Payne currently serves on the board of directors for the following non-profit organizations: the Wayman Tisdale Foundation and the Board of Trustees for the Metropolitan Baptist Church. The leadership skills and industry expertise Mr. Payne developed over his long career in the energy sector make him a respected and important independent voice on our general partner's board of directors.

        Martin A. White, 74, became a director of BGH's general partner on April 30, 2009 and, effective November 19, 2010 in connection with the Merger, resigned from BGH's general partner's board and joined the Buckeye GP board. Since August 2006, Mr. White has been a private investor. Prior thereto, Mr. White was employed for 15 years by MDU Resources Group, Inc. ("MDU"), an NYSE-listed company, which operates in three core lines of business—energy, utility resources and construction materials. From August 1997 until his retirement in August 2006, Mr. White served as President and Chief Executive Officer of MDU. Mr. White was also the Chairman of the board of directors of MDU from February 2001 until his retirement. Mr. White was an employee of Montana Power Company from 1966 until 1991, with his last position being President and Chief Executive Officer of Entech, Inc., a non-utility subsidiary of Montana Power Company involved in the oil and natural gas industry, coal mining, real estate and technical communications between electric generating facilities. Mr. White also serves as a director of Plum Creek Timber Company, Inc. (NYSE: PCL) and was a director of First Interstate BancSystem, Inc. (NASDAQ: FIBK) from 2005 to 2011. Mr. White's breadth of experience in the energy sector, including being the chairman, president and chief executive officer of a Fortune 500 company, have given him business, leadership and communication skills that more than qualify him to serve on our general partner's board of directors.

Class II Directors with terms expiring in 2018

        Pieter Bakker, 72, became a director of Buckeye GP on May 5, 2011. He had served as President of Vopak North America from 2005 until his retirement in 2009 and before that as President of Vopak Latin America. He started his career in Europe with AKZO Chemicals and Conoco, and after that he spent almost 25 years in Latin America for Chemical Distributor HCI and Vopak. Mr. Bakker was appointed Chairman of Bahamas Oil Refining Company International Limited (now Buckeye Bahamas Hub Limited) in March 2009. Since 2009, Mr. Bakker's principal occupation has been as a private investor. He is also currently the Executive Chairman of First Reserve Tank Terminals Houston. Mr. Bakker has more than 50 years of experience in the tank storage business, and his breadth of experience and knowledge of the marine terminal industry uniquely qualify him to serve on our general partner's board of directors.

        Barbara M. Baumann, 60, became a director of Buckeye GP on September 29, 2014. Ms. Baumann is currently President of Cross Creek Energy Corporation, an energy advisory firm with investments in domestic oil and natural gas. Previously, Ms. Baumann served in various areas of finance and operations during an 18-year career with Amoco (later BP Amoco). These roles included Chief Financial Officer of Ecova Corp., a wholly owned environmental-remediation unit of Amoco, and Vice President of Amoco's San Juan Basin business unit. Ms. Baumann is a veteran of numerous public and private company boards and currently serves on the board of Devon Energy Corporation (NYSE: DVN), where she is a member of the audit and governance committees. In addition, Ms. Baumann serves as an independent trustee for the Putnam Mutual Funds, and as a board member of Hat Creek Energy LLC, a privately held energy company. Ms. Baumann is a member of the board of The Denver Foundation, is Chair of the Board of Trustees of Mount Holyoke College, and serves on the finance committee of Children's Hospital of Colorado. The financial and industry expertise Ms. Baumann developed over her career, coupled with the breadth of her experience serving on public and private company boards, makes her a strong and valued member of our general partner's board of directors.

        Mark C. McKinley, 59, became a director of Buckeye GP on October 1, 2007. He has served as Managing Partner of MK Resources, a private oil and gas development company specializing in the recovery and production of crude oil and the development of unconventional resource projects, since 2004. Mr. McKinley is a director of the Merrymac McKinley Foundation and the Tip of the Spear Foundation. He is also president and a director of Labrador Oil Company, a private oil and gas exploration and development firm. Mr. McKinley joined the board of directors of Anadarko Petroleum Corporation (NYSE: APC) in February 2015 and serves on the audit committee. The operational and business skills Mr. McKinley developed through his experience in oil and gas development make him an important voice as an independent director on our general partner's board of directors.

        Donald W. Niemiec, 69, became a director of Buckeye GP on September 29, 2014. Mr. Niemiec is currently President of WR Energy, LLC, a strategic consulting company for the oil and gas industry. Mr. Niemiec previously served on the board of directors of Cano Petroleum. Mr. Niemiec spent 18 years with Union Pacific Resources Group, Inc., where he worked in various positions, including Vice President, Marketing and Corporate Development, and President of Union Pacific Fuels, Inc., which merged with Anadarko Petroleum in 2000. Mr. Niemiec began his career at Exxon Company, USA. The breadth of Mr. Niemiec's experience in the oil and gas industry and the operational expertise he developed over his career makes him a valuable and highly-qualified member of our general partner's board of directors.

THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE ELECTION OF OLIVER G. RICHARD, III, CLARK C. SMITH, AND FRANK S. SOWINSKI TO CLASS III OF OUR GENERAL PARTNER'S BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board Leadership and Governance

        Our general partner's board of directors, with the assistance of the nominating and corporate governance committee, evaluates its size, function, needs and composition on an annual basis, with the intent that the board of directors as a whole collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of Buckeye's business.

        We do not have a formal policy requiring the roles of Chief Executive Officer and Chairman of the Board to be held by separate persons. At different times in Buckeye's history, the roles of Chief Executive Officer and Chairman of the Board have been held by the same person. The full board and nominating and corporate governance committee believe that it is important to retain the flexibility to make this determination at any given point in time based on what they believe will provide the best leadership structure for Buckeye at that time.

        Clark C. Smith is Buckeye's Chairman of the Board and Chief Executive Officer. Additionally, Buckeye has a Lead Independent Director, Frank S. Sowinski, who was elected by the independent members of the board. The Lead Independent Director has the following responsibilities:

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  Preside at executive sessions of the board and board meetings where the Chairman is not present;

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  Serve as liaison between the independent directors and the Chairman and management as necessary;

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  Have the authority, along with the Chairman and CEO, to approve board meeting agendas and information sent to the board;

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  Have the authority to call meetings of the independent directors; and

  •
  If requested by major unitholders, ensure that he or she is available for consultation and communication as necessary after discussion with the Chairman and CEO.

        The board believes that its current leadership structure, with Mr. Smith serving as both Chief Executive Officer and Chairman of the Board, provides unified leadership and direction for Buckeye and gives clear focus for management to execute Buckeye's strategy and business plans while also recognizing the unique strengths and capabilities of our directors. A Lead Independent Director with the clearly defined responsibilities and duties set forth above further enhances the contributions of our independent directors, which have been and continue to be significant. The nominating and corporate governance committee will continue to evaluate Buckeye's leadership structure to ensure the board's structure is appropriate at all times and will recommend to the board changes to that structure when appropriate.

        The board has implemented a number of governance practices designed to ensure it can undertake its responsibilities effectively. Each year, the board has meetings dedicated solely to strategic planning and risk management, respectively. The board also normally holds one meeting at a location of the Partnership's assets each year and conducts a site visit to better familiarize itself with the Partnership's business. All directors are invited to attend all meetings of the committees of the board and, to permit attendance, committee meetings are not scheduled concurrently. In addition, under the board's custom and practice, all directors are encouraged to communicate directly with management, and any director can, and many directors from time to time do, establish agenda items for board meetings. As part of the annual board self-evaluation process, each director completes a questionnaire regarding a number of items related to the board's functions and the Lead Independent Director and Chair of nominating and corporate governance committee conducts an interview with each director to discuss the feedback provided. All of our non-management directors are independent. Our independent directors also meet in executive session outside of the presence of any management directors and any other members of our management who may otherwise be present after every regularly scheduled board meeting, which is at least seven times per year. Further, the nominating and corporate governance committee encourages the chairs of each of the committees of the board to engage directly with the President and Chief Executive Officer and other members of management.

        For more information about contacting our general partner's board of directors, please see the section below entitled "Communication with the Board of Directors."

Director Independence

        Pursuant to Section 303A.00 of the NYSE Listed Company Manual, unlike NYSE-listed corporations, limited partnerships like us are not required to have a majority of our directors be independent. However, except for Mr. Smith, all of our general partner's directors are "independent" as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act. In determining the independence of each director for purposes of the NYSE listing standards, the board of directors of our general partner has adopted certain categorical standards. Pursuant to such categorical standards, a director will not be deemed independent for purposes of the NYSE listing standards if:

  •
  the director is, or has been within the last three years, an employee of the Partnership, or an immediate family member is, or has been within the last three years, an executive officer of the Partnership;

  •
  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Partnership, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (i) the director or an immediate family member is a current partner of a firm that is the Partnership's internal auditor or independent registered public accountants; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Partnership's audit, assurance or tax compliance (but not tax planning) engagement; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Partnership's audit within that time;

  •
  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Partnership's present executive officers at the same time serves or served on that company's compensation committee;

  •
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Partnership for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million, or 2% of such other company's consolidated gross revenues; or

  •
  the director serves as an executive officer of a charitable organization and, during any of the past three fiscal years, the Partnership made charitable contributions to the charitable organization in any single fiscal year that exceeded $1.0 million or 2%, whichever is greater, of the charitable organization's consolidated gross revenues.

        For the purposes of these categorical standards, the term "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

Risk Oversight

        The board of directors of our general partner works with management to identify and assess the most significant risks to the Partnership and ensure that management implements appropriate mitigation strategies and, where appropriate, emergency response plans for such risks. In undertaking its risk management responsibilities, the board regularly discusses risk at its meetings, and KPMG LLP, in its capacity as internal auditor for the Partnership, assists the board in evaluating risk. In addition, the board holds an annual meeting dedicated solely to risk management. Prior to 2015, the audit committee held an annual meeting dedicated to risk that was generally attended by the full board. Although the board has ultimate responsibility for overseeing specific aspects of the risk management process, certain committees of the board also have responsibility for risk management. The board is advised by the committees of significant risks and management's responses via periodic updates.

        On behalf of the board, the audit committee plays a key role in the oversight of the Partnership's risk management function. The audit committee reviews with the Partnership's management the Partnership's areas of material exposure with respect to financial risk, tax regulation risk and certain aspects of business disruption, disaster recovery and cybersecurity risk as well as the Partnership's policies and processes with respect to financial risk assessment and risk management and oversees risks arising from related person transactions.

        The audit committee oversees our risk management policy related to our products marketing business. The risk policy establishes a risk committee composed of management of the Partnership and specifically limits the maximum financial obligations and exposure to which the Partnership can be committed. The policy also identifies certain transactions or activities of the product marketing business that require risk committee approval prior to being undertaken as well as transactions and activities that can only be approved by our audit committee. The risk committee prepares a quarterly report to the audit committee on activities and exposures covered by the policy and updates the audit committee more frequently on such matters as needed. Any amendment of the risk policy must be approved by the audit committee.

        The compensation committee oversees risk management as it relates to our compensation plans, policies and practices, including ensuring such plans, policies and practices guard against the risks of being unable to sufficiently attract and retain talent. The compensation committee meets with management to review whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Partnership. The nominating and corporate governance committee oversees risks related to the Partnership's governance structure and processes as well as risks related to the management of human capital. The health, safety, security and environmental ("HSSE") committee oversees risks related to HSSE matters with respect to the Partnership's assets and operations, including environmental, safety, and security-related (both physical security and the implications of cybersecurity) risks, certain risks related to changes in regulation or the political climate and certain aspects of business disruption and disaster recovery risk.

Meetings of the Board of Directors and its Committees

        The board of directors of our general partner held thirteen board meetings, eight audit committee meetings, six compensation committee meetings, six nominating and corporate governance committee meetings and five HSSE committee meetings, which is a total of thirty-eight meetings during 2015. During 2015, no directors attended fewer than 75% of (1) the total number of meetings of our general partner's board of directors held during the period for which she or he was a director and (2) the total number of meetings held by all committees of the board on which she or he served during the periods that she or he served. Our general partner's board of directors does not have a policy with respect to the board members' attendance at annual meetings. Two of our board members attended our 2015 annual unitholder meeting.

Board Committees

        Our general partner's board of directors has the following four standing committees: (1) audit committee; (2) compensation committee; (3) nominating and corporate governance committee; and (4) HSSE committee.

        The table below indicates the members of each committee of our general partner's board of directors:

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		HSSE Committee
Clark C. Smith
Pieter Bakker					X	*	X
Barbara M. Baumann	X		X	*
Barbara J. Duganier	Chair		X
Joseph A. LaSala, Jr.			X		X
Mark C. McKinley			X				X
Donald W. Niemiec	X	*					X
Larry C. Payne	X						X	*
Oliver "Rick" G. Richard, III			Chair		X
Frank S. Sowinski	X				Chair
Martin A. White					X		Chair

*
Elected to the committee by the board at its meeting on April 13, 2016.

        Each of the committees of the board of directors of our general partner has a written charter and a copy of each of those charters is available on our website. Please see the section of this proxy statement entitled "Where You Can Find More Information About Us—Helpful Resources" on page 55.

  Audit Committee.

        The members of the audit committee are independent directors (as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act) and non-employee directors of our general partner. The general partner's board of directors has determined that no audit committee member has a material relationship with the general partner or with Buckeye. The board of directors has also determined that each of the members of the audit committee qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

        The audit committee provides independent oversight with respect to our internal controls, accounting policies, financial reporting, internal audit function and independent registered public accountants. The audit committee reviews the quality, independence and objectivity of the independent registered public accountants and internal audit function. The audit committee has sole authority as to the retention, evaluation, compensation and oversight of the work of the independent registered public accountants. The independent registered public accountants report directly to the audit committee. The audit committee has sole authority to approve all audit and non-audit services provided by the independent registered public accountants. The audit committee annually reviews and approves our internal audit plan and also regularly meets with the internal auditors to review internal controls and Sarbanes-Oxley Act compliance. The audit committee reviews, approves and ratifies transactions with related persons required to be disclosed under SEC rules. The committee also provides independent oversight of the compliance with certain legal and regulatory requirements, including domestic and foreign anti-corruption laws.

        The audit committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are part of the Business Code of Conduct and are available on our website. Please see the section of this proxy statement entitled "Where You Can Find More Information About Us—Helpful Resources" on page 55.

  Compensation Committee, Compensation Committee Interlocks and Insider Participation.

        As a limited partnership that is listed on the NYSE, we are not required to have a compensation committee. However, the board of directors of Buckeye GP has determined that a compensation committee is appropriate in order to conform to best governance practices. The current members of the compensation committee, set forth in the table above under the heading "Board Committees", are independent (as that term is defined in the applicable NYSE rules and Rule 10C-1 of the Exchange Act) and are non-employee directors (as that term is defined in Rule 16b-3 of the Exchange Act).

        The compensation committee establishes and oversees the administration of all of our compensation philosophies and policies. The compensation committee establishes, reviews and approves compensation for our CEO and our other executive officers, including our named executive officers, and the CEO reviews with the compensation committee compensation for our other senior management members. Oversight of our compensation plans and the evaluation of any compensation-related risks is the compensation committee's responsibility as well as assisting the Board with CEO succession planning. The compensation committee has authority to select and oversee outside compensation advisors, including consultants, legal counsel and other advisors retained to review or make recommendations on our compensation programs. The compensation committee has the authority to enter into retention agreements with any such advisors establishing the fees payable to such advisors by the Partnership and any other retention terms.

        The chairs of the compensation and nominating and corporate governance committees meet with the CEO annually to discuss the CEO's performance as well as the board's expectations going forward. The compensation committee may seek guidance or input from the CEO when making determinations about the compensation of the other executive officers. The CEO also may provide recommendations to the compensation committee concerning the high-level allocation of incentive award pools among senior management other than executive officers. The CEO also may determine the salaries and amounts of individual incentive awards to senior management members other than executive officers.

        The compensation committee retained Aon Hewitt as its independent compensation consultant for evaluating and advising on the compensation of its officers and directors in 2015. The Compensation Committee has considered whether the work performed by Aon Hewitt for 2015 created any conflict and has determined it did not. In addition, the compensation committee has considered whether the work performed to date and to be performed by Aon Hewitt for the compensation committee in 2016 will create any conflict of interest and has determined that it will not. In making such determinations with respect to the services of Aon Hewitt, the compensation committee considered the factors set forth in Rule 10C-1(b)(4) of the Exchange Act regarding compensation advisor independence. See the discussion below under the heading "Compensation Discussion and Analysis—Administration of Executive Compensation Programs and Methodology" for more information about the compensation committee's use of compensation consultants, including the scope of the services for which and Aon Hewitt was engaged.

        In addition, Aon Risk Services, Inc., an affiliate of Aon Hewitt, was separately retained by the Partnership to provide additional services, primarily property, casualty and insurance consulting services, that were unrelated to executive and director compensation matters. The decision to retain Aon Risk Services, Inc. was made by management and was not subject to the approval of our general partner's board of directors. The aggregate fees paid for these additional services were $1,185,230 in 2015, which represent less than 1% of Aon Corporation's total revenue for the year ended December 31, 2015.

  Nominating and Corporate Governance Committee.

        As a limited partnership that is listed on the NYSE, we are not required to have a nominating and corporate governance committee. However, the board of directors of our general partner has determined that a nominating and corporate governance committee is appropriate in order to conform to best governance practices. The members of the nominating and corporate governance committee are independent, non-employee directors. The nominating and corporate governance committee identifies and evaluates qualified director candidates for the board and develops and recommends to the board corporate governance policies and procedures appropriate for the Partnership. The committee oversees the annual self-evaluation of the board of directors of our general partner and its committees, makes recommendations to the board concerning structure and membership matters with respect to the board and its committees, oversees the continuing education program for the board, reviews directors' and officers' indemnification and insurance matters, reviews certain conflicts of interest between the general partner and the Partnership, ensures the Partnership has an appropriate succession planning process in place, and oversees risks related to corporate governance.

  Health, Safety, Security and Environmental Committee.

        The HSSE committee assists the board of directors of our general partner in fulfilling its oversight responsibilities with respect to the board's and our continuing commitment to minimizing the impact of our assets on the environment, ensuring the safety and security of our employees and the public and assuring that our businesses and facilities are operated and maintained in a safe and environmentally sound manner. The committee reviews and oversees the Partnership's HSSE policies, programs, issues and initiatives, reviews and manages HSSE risks, and reports to the board on HSSE matters affecting the Partnership and the public. The members of the HSSE committee are all independent directors.

Other Corporate Governance Matters

        We have a Code of Ethics for Directors, Executive Officers and Senior Financial Employees that applies to, among others, the CEO, CFO and Principal Accounting Officer of Buckeye GP, as required by Section 406 of the Sarbanes Oxley Act of 2002, as well as a Business Code of Conduct that applies to all employees. Furthermore, we have Corporate Governance Guidelines and a charter for each of the committees of the board of directors of our general partner. Each of the foregoing is available on our website. Please see the section of this proxy statement entitled "Where You Can Find More Information About Us—Helpful Resources" on page 55. We provide copies, free of charge, of any of the foregoing upon receipt of a written request. We disclose amendments to, or director and executive officer waivers from, the Code of Ethics, if any, on our website, or by Form 8-K to the extent required.

        You also can find information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or at the NYSE's Internet site (www.nyse.com). The certifications of Buckeye GP's CEO and CFO required by Section 302 of the Sarbanes-Oxley Act have been included as exhibits to Buckeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Board Candidates

        The nominating and corporate governance committee will consider all unitholder recommendations for candidates for the board of directors of our general partner, which should be sent to the nominating and corporate governance committee, c/o Todd J. Russo, Senior Vice President, General Counsel and Secretary, Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, Texas 77046. The general qualifications and specific qualities and skills established by the committee for directors are included in Section I of our Corporate Governance Guidelines, which are available on our website. Please see the section of this proxy statement entitled "Where You Can Find More Information About Us—Helpful Resources" on page 55. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the unitholders. They also must have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have the board of directors of our general partner represent a range of experience in areas that are relevant to the Partnership's business and operations. The nominating and corporate governance committee's evaluation of director nominees takes into account their ability to contribute to the diversity of background and experience represented on the board, and the nominating and corporate governance committee reviews its effectiveness in balancing these considerations when assessing the composition of the board.

        The nominating and corporate governance committee also considers candidates recommended by current directors, company officers, employees and others. The committee evaluates all nominees for directors in the same manner regardless of the source of the recommendation.

Communication with the Board of Directors

        A holder of our LP Units or other interested party who wishes to communicate with the non-management directors of Buckeye GP may do so by contacting Todd J. Russo, Senior Vice President, General Counsel and Secretary, Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, Texas 77046. Communications will be relayed to the intended recipient on the board of directors of Buckeye GP except in instances where it is deemed unnecessary or inappropriate to do so. Any communications withheld under those guidelines will nonetheless be recorded and available for any director who wishes to review them.

NYSE Corporate Governance Listing Standards

        The NYSE requires the CEO of each listed company to certify annually that he is not aware of any violation by the company of the NYSE corporate governance listing standards as of the date of the certification, qualifying the certification to the extent necessary. The CEO of Buckeye GP provided such certification to the NYSE in 2015 without qualification.

Report of the Audit Committee

        The audit committee of the board of directors of Buckeye GP LLC, acting in its capacity as the general partner of the Partnership, oversees the Partnership's financial reporting process on behalf of the board of directors. A description of the audit committee's charter and responsibilities is included in this proxy statement on page 12 under the heading "Audit Committee" in the "Board Committees" section. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

        In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Partnership's independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The audit committee is responsible for appointing the Partnership's independent registered public accounting firm. The audit committee appointed Deloitte as the Partnership's independent auditors for 2016. A description of the audit committee's process in connection with the appointment of Deloitte is described in this proxy statement on page 52 under the heading "PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS."

        The audit committee reviewed with Deloitte their judgment as to the quality, not just the acceptability, of the Partnership's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

        The audit committee discussed with Deloitte the matters required by Public Company Accounting Oversight Board ("PCAOB") Audit Standard 16, "Communication with Audit Committees." The audit committee received the written disclosures and the letter from Deloitte required by the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Deloitte its independence from management and the Partnership.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Dated: April 20, 2016
Submitted by: Audit Committee Barbara J. Duganier, Chair Barbara M. Baumann Donald W. Niemiec* Larry C. Payne Frank S. Sowinski
*Member as of April 13, 2016

Audit and Non-Audit Fees

        The following table presents fees for professional services rendered by Deloitte, its member firms and respective affiliates as Buckeye's independent registered public accountants for the periods indicated:

	Year ended December 31,
	2015	2014
Audit Fees(1)	$3,102,902	$2,796,342
Audit-Related Fees(2)	298,650	439,208
Tax Fees(3)	184,564	16,123
All Other Fees	—	—

Total	$3,586,116	$3,251,673

(1)
Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the audit of our annual financial statements and internal controls over financial reporting, (ii) the review of our quarterly financial statements and (iii) audits of subsidiary financial statements. This information is presented as of the latest practicable date for this proxy statement.

(2)
Audit-related fees represent amounts billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews. This category primarily includes fees for audits of financial statements of certain employee benefits plans and those services normally provided in connection with regulatory filings or engagements including comfort letters and other services related to SEC matters.

(3)
Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax advice and tax planning. For 2015, this category includes tax advisory services relating to due diligence work in connection with acquisition opportunities. For 2014, this category also includes tax advisory services relating to the St. Lucia terminal acquired in December 2013.

        We have adopted a policy that all services provided by our independent registered public accountants, including audit services, audit-related services, tax services and other services, must be pre-approved by the audit committee. All services provided by Deloitte during the years ended December 31, 2015 and 2014 were pre-approved by the audit committee in compliance with the policy.

EXECUTIVE OFFICERS OF OUR GENERAL PARTNER

        Mark S. Esselman, 59, has been Senior Vice President of Global Human Resources of Buckeye GP since January 2012. He previously held the position of Vice President of Human Resources of Buckeye Pipe Line Services Company ("Services Company") from May 2011 through January 2012. Mr. Esselman was the Vice President of Human Resources for Fleetpride, Inc. from 2008 until joining Buckeye in May 2011.

        William J. Hollis, 53, was appointed Senior Vice President of Buckeye GP and President, Buckeye Services effective July 14, 2014. Prior to joining the Partnership in July 2014, Mr. Hollis served BP and its affiliates in a wide variety of management and executive roles from 1984 to June 2014, during which he has gained extensive experience in asset optimization, crude and refined products supply, logistics and trading. From August 2007 to January 2010, Mr. Hollis served as the Vice President of Marketing Supply for BP's U.S. operations, and was responsible for managing all of BP's refined products supply activities in the U.S. From January 2010 to June 2014, Mr. Hollis was the Vice President—Crude and

Products Supply for the BP East of Rockies region, during which time he was responsible for all crude and refined products supply activities in that region.

        Robert A. Malecky, 52, was named Senior Vice President of Buckeye GP and President, Domestic Pipelines and Terminals in January 2012. Mr. Malecky was Senior Vice President, Customer Services of Buckeye GP from August 2011 to January 2012. He previously held the position of Vice President, Customer Services of Buckeye GP from February 2010 through August 2011 and held the same position with Services Company since July 2009. From July 2000 to July 2009, Mr. Malecky served as Vice President, Marketing of Services Company. Mr. Malecky commenced his employment with Buckeye in 1988.

        Khalid A. Muslih, 44, was named Senior Vice President of Buckeye GP and President, Global Marine Terminals in February 2014. Prior to this, Mr. Muslih was Senior Vice President of Buckeye GP and President, International Pipelines and Terminals, from June 2013 to February 2014, Senior Vice President, Corporate Development and Strategic Planning of Buckeye GP from January 2012 to June 2013, and Senior Vice President, Corporate Development of Buckeye GP from August 2011 to January 2012. Mr. Muslih was Vice President, Corporate Development of Buckeye GP from February 2010 until August 2011 and held the Vice President, Corporate Development position with Services Company since June 2007. Mr. Muslih also was the President of Buckeye's Development & Logistics segment from May 2009 to January 2012.

        Patrick L. Pelton, 41, was appointed Principal Accounting Officer of the Partnership and Vice President and Controller of Buckeye GP effective April 7, 2014. Mr. Pelton joined the Partnership in March 2010. He served as the Assistant Controller—Operations of Services Company from July 2012 to April 2014 and Division Controller of our former Energy Services segment from March 2010 to July 2012. Prior to joining the Partnership, Mr. Pelton was Director of Accounting at BG Group from March 2009 until March 2010.

        Todd J. Russo, 42, has been Senior Vice President, General Counsel and Secretary of Buckeye GP since July 2014. Prior to this, Mr. Russo was Vice President, General Counsel and Secretary of Buckeye GP from March 2013 to July 2014. From November 2010 to March 2013, Mr. Russo was Deputy General Counsel and Secretary of Buckeye GP. Mr. Russo served as Associate General Counsel of Services Company from April 2008 to November 2010.

        Joseph M. Sauger, 54, was appointed Senior Vice President, Engineering and Compliance Services of Buckeye GP on June 30, 2014. He previously served as Senior Vice President, Engineering & Construction Services of Services Company from February 2013 to June 2014, Vice President, Engineering & Construction Services of Services Company from January 2012 to February 2013, and Vice President, Technical Services of Services Company from July 2009 to January 2012. Mr. Sauger joined the Partnership in June 2006.

        Keith E. St.Clair, 59, was named Executive Vice President and CFO of Buckeye GP in January 2012. He served as Senior Vice President and CFO of Buckeye GP from November 2008 to January 2012.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Named Executive Officers

        As a master limited partnership, Buckeye does not have officers or directors of its own. Rather, Buckeye's business is overseen by the board of directors of our general partner, Buckeye GP, and the executive officers of Buckeye GP perform all of our management functions. Thus, the executive officers of Buckeye GP are our executive officers. In this Compensation Discussion and Analysis ("CD&A"), we address the compensation determinations and the rationale for those determinations relating to our CEO, CFO and our next three most highly compensated executive officers. We refer to these executive officers collectively as our "named executive officers." Our named executive officers for 2015 are set forth in the table below.

Name	Title
Clark C. Smith	Chairman, President and Chief Executive Officer
Keith E. St.Clair	Executive Vice President and Chief Financial Officer
Robert A. Malecky	Senior Vice President of Buckeye GP; President, Domestic Pipelines and Terminals
Khalid A. Muslih	Senior Vice President of Buckeye GP; President, Global Marine Terminals
William J. Hollis	Senior Vice President of Buckeye GP; President, Buckeye Services

        Services Company employs the majority of the employees who provide services to us and our operating subsidiaries, including our named executive officers. Pursuant to a services agreement, our operating subsidiaries reimburse Services Company for the cost of the employee services provided by Services Company.

Executive Summary

  2015 Business Highlights

        During 2015, we reported income from continuing operations of $438.4 million, which was an increase of $103.9 million from $334.5 million in 2014. Our Adjusted EBITDA from continuing operations, the primary financial measure Buckeye's management uses to evaluate performance, was $868.1 million in 2015, which was a record high and an increase of $104.5 million, or 13.7%, from $763.6 million in 2014. Additionally, in 2015 we:

  •
  Received the Alerian MLP Award for having the highest total shareholder return for the year 2015 among large-cap master limited partnerships listed on the Alerian MLP Index;

  •
  Benefited from a significant increase in storage capacity utilization across our asset base. In addition, we invested in adding new storage capacity and repurposing existing capacity across our system, including the conversion of over 2 million barrels of fuel oil tanks into flexible service at our Bahamas facility; the return to commercial service of 1.5 million barrels of capacity at our St. Lucia facility; and expansion of storage capacity at our Chicago Complex through the completion of a bi-directional pipeline connecting this important Midwestern hub to an additional terminal that had been previously underutilized;

  •
  Made substantial progress toward completion of the construction of our Corpus Christi facility, including the commissioning and start-up of our two condensate splitters and compressed liquefied petroleum gas refrigerated storage complex, which are in service under long-term agreements with Trafigura Trading LLC;

  •
  Began construction on our Michigan-Ohio pipeline and terminal expansion project, which will allow us to offer expanded transportation service of refined petroleum products from points in Michigan and western Ohio to destinations in eastern Ohio and western Pennsylvania; and

  •
  Saw continued strong financial performance from our Merchant Services segment, which benefited from the elimination of certain commercial strategies from 2014 and more effective supply management; the segment continues to drive increased utilization of our pipeline and terminal assets.

        Adjusted EBITDA from continuing operations is a measure not defined by generally accepted accounting principles. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for detailed information about our Adjusted EBITDA from continuing operations for the years ended December 31, 2015 and 2014, a description of how our management uses Adjusted EBITDA from continuing operations, and a reconciliation of income from continuing operations, the most comparable financial measure under GAAP, to Adjusted EBITDA from continuing operations.

  2015 Compensation Highlights

        This CD&A is designed to provide insight into the compensation philosophy, practices, plans and decisions that resulted in the compensation paid to our named executive officers in 2015. The compensation committee is committed to providing a strong pay-for-performance-based executive compensation program that includes an appropriate mix of short-term and long-term incentives to increase unitholder value. Based upon this philosophy, and taking into account our 2015 performance highlighted above, the compensation committee took the following actions with respect to the 2015 compensation for our named executive officers:

  •
  Awarded base salary increases to all of our named executive officers to continue to align the base salaries of our named executive officers with a reasonable range of the 50th percentile of comparable executives within our peer benchmarking analysis;

  •
  Paid cash incentive awards to our named executive officers based on financial and individual performance in 2015 in amounts equal to 136% - 176% of our named executive officer incentive award targets;

  •
  Awarded performance and phantom unit grants that included a retention component to our named executive officers as part of the annual awards under the LTIP; and

  •
  Adopted executive unit ownership guidelines that apply to all of our named executive officers.

        In light of our continued growth, the compensation committee continued to evaluate our executive compensation program to ensure that it remains competitive with peer companies with whom we compete and continues to provide appropriate retention and incentive opportunities for our named executive officers.

Our Compensation Philosophy and Objectives

        Our named executive officers are critical to the execution of our short-term and long-term business strategies. Their institutional knowledge of our business and their contributions to our processes, operations and culture are crucial components of our success. The objective of our executive compensation program is to support our pay for performance philosophy by linking total compensation to company and individual performance on both a long-term and a short-term basis. Significant percentages of potential compensation are contingent upon the attainment of pre-established performance targets. Our performance targets are subject to adjustment by the compensation committee in order to take into account events that are not contemplated by our annual budget process or our long-term strategic planning process upon which the performance targets were based. This flexibility enables the compensation committee to recognize individual performance and to respond appropriately to market and business changes as they may occur. We believe that our compensation programs drive unitholder value by positioning us to attract, retain and to incentivize well qualified and capable executives. The objectives of our executive compensation program include the following:

  •
  pay for performance;

  •
  pay competitively relative to peer companies;

  •
  utilize a compensation structure that supports retention of our named executive officers;

  •
  provide the compensation committee with sufficient flexibility to recognize individual performance and respond appropriately to market and business changes as they occur; and

  •
  align the interests of named executive officers with those of our unitholders.

        In determining annual total compensation for our named executive officers, the compensation committee considers both financial and nonfinancial measures. The financial measures considered include Adjusted EBITDA, which is the primary way we measure our short-term performance, adjusted return on capital employed, distributable cash flow per LP Unit, and total shareholder return relative to the Alerian MLP Index. Nonfinancial measures considered by the compensation committee include maintaining our high standards for safety, reliability and environmentally responsible operations, the achievement of long-term strategic goals such as acquisitions and adequately addressing and adapting to unforeseen circumstances. The compensation committee does not assign a particular weight to any one factor. Finally, our compensation committee believes that it must maintain sufficient flexibility to exercise its judgment and discretion when evaluating the performance of Buckeye and our named executive officers relative to pre-determined financial and operational metrics in order to be able to properly address unanticipated events and situations.

        In consultation with its independent compensation consultant, Aon Hewitt, the compensation committee designed a compensation program to implement the principles above comprising the following:

  •
  annual base salary;

  •
  annual incentive cash compensation pursuant to our Annual Incentive Compensation Plan ("AIC Plan");

  •
  long-term equity incentive awards issued pursuant to the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan (the "LTIP"), including phantom units and performance units; and

  •
  a unit deferral program, pursuant to which our named executive officers may elect to defer a portion of their AIC Plan or other bonus payments and receive two times the value of their deferral in phantom units under the LTIP that are subject to vesting requirements.

        We provide additional retirement benefits for our named executive officers comparable to those provided by other companies in our industry of similar size, maturity and market capitalization. See the discussion below following the Summary Compensation Table under the heading "Retirement and Other Benefits" for more information. Our compensation committee evaluates each element of compensation based on its contribution to the advancement of our philosophy. Decisions are made based on their overall effect on achieving the goals of the committee in establishing and overseeing the executive compensation program, not on how they affect the other compensation elements.

  2015 Compensation Components

        The following table outlines the major elements of the 2015 total compensation for our named executive officers:

Compensation Element	Purpose	Link to Objectives	Characteristics	Short/Long-Term
Base Salary	Attract and retain executives through market-competitive base pay	Based on named executive officer's duties and responsibilities, and market practices	Fixed cash component	Short-Term
Annual Cash Incentive Awards	Encourage achievement of Adjusted EBITDA and operational performance metrics that create near-term unitholder value	Based on achievement of predefined corporate performance objective	Performance-based cash component	Short-Term
Long-Term Incentive Awards

Align named executive officers' and unitholders' long-term interests

Ensure sufficient ownership of LP Units by our named executive officers while creating a retention incentive through multi-year vesting

		Based on an assessment of corporate and individual performance through phantom units (time-based) and performance units (performance-based); three year cliff vesting period with performance units tied to pre-established corporate performance goals	Performance-based (two-thirds) and time-based (one-third) equity component	Long-Term
Unit Deferral Program

Align named executive officers' and unitholders' long-term interests while creating a retention incentive through multi-year vesting

Create additional opportunity for the ownership of LP Units by our named executive officers

		Long-term incentive awards in the form of phantom and matching units based on pre-established 2 to 1 ratio of deferred annual cash awards	Time-based equity component	Long-Term
Other Benefits	Provide retirement and health and welfare benefits on the same basis as our general employee population	Competitive practice	Fixed component	Short-Term and Long-Term

  2015 Total Direct Compensation Mix

        Total direct compensation of our named executive officers is comprised of a fixed component (base salary) and a variable component (AIC plan and LTIP awards). While there is no specific formula for the mix of our direct total compensation, we emphasize variable compensation over fixed compensation. In 2015, variable compensation constituted 87.7% of the 2015 target total direct compensation for our CEO and an average of 81.1% of the 2015 target total direct compensation for our other named executive officers.

*
Includes target AIC Plan awards and the grant date value of LTIP awards (including performance units and phantom units).

  Compensation Practices

        We regularly monitor best practices and emerging trends in executive compensation to determine what enhancements or changes should be made to our executive compensation program. The following summary of specific features of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our named executive officers and unitholders.

Things We Do	Things We Don't Do

☑ We have a pay-for-performance compensation structure

☑ We consider a relevant peer group in establishing compensation

☑ We use multiple financial metrics in our short and long-term incentive plans

☑ We have "double trigger" equity vesting

☑ We have robust unit ownership requirements

☑ We have an independent compensation consultant

☒ We don't provide 280G gross-up payments
☒ We don't provide excessive executive perquisites
☒ We don't have any individual employment agreements
☒ We don't have a minimum payout of annual or long term incentive compensation

Administration of Executive Compensation Programs and Methodology

  Aon Hewitt

        The compensation committee engaged Aon Hewitt as its independent compensation consultant to evaluate our executive compensation program for 2015 based on our continued growth, changes in our hiring patterns and changes in the marketplace for talent. The compensation committee believes this evaluation is essential to continue to retain and provide meaningful incentive opportunities to our named executive officers.

        Although we strive to identify comparable data from companies that directly compete with Buckeye for both labor and capital, have a similar enterprise value, and who are in similarly sized and situated businesses, there are a limited number of such comparable companies in the marketplace, and some of the companies we would utilize for comparison have a general partner structure above the master limited partnership ("MLP"). In the case of such two-tiered MLPs, it is sometimes difficult to discern which entity is paying executives for certain services and it is difficult to ensure that compensation is apportioned in a meaningful way between services relating to the general partner and those relating to the MLP. In addition, the fact that many executives at MLPs receive a significant portion of their compensation from arrangements with their general partners can create anomalies embedded in the competitive data that make direct comparisons to other MLPs imprecise and ineffective.

        Because of this, and because we compete for talent across a variety of industries, we primarily benchmarked named executive officer compensation against General Industry surveys compiled by Aon Hewitt, with particular emphasis on Aon Hewitt's 2014 Total Compensation Measurement Survey (the "TCM Survey"). The TCM Survey is a private survey that looks at companies across all industries with market capitalization of $7 billion to $11 billion based on data effective as of April 1, 2014. Buckeye's market capitalization fell near the mid-point of the TCM Survey companies. To supplement the TCM Survey, the compensation committee also benchmarked named executive officer compensation against thirteen companies contained in our ISS peer group for 2013 and seventeen companies estimated by Aon Hewitt to comprise our ISS peer group in 2014, and our historical peer group of companies comprised of nine pipeline/midstream MLPs. In addition, to further supplement the TCM Survey for our CEO, Aon Hewitt prepared a CEO-specific compensation analysis derived from seven midstream industry companies with consideration given to size, as measured by market capitalization, as an additional reference for CEO compensation. While the compensation committee primarily relied on the TCM Survey to benchmark our CEO compensation, the CEO peer group survey is reviewed as a secondary source to ensure consistent benchmarking.

  ISS Peer Group 2013

CVR Energy, Inc.	Enbridge Energy Partners, L.P.	Energy Transfer Equity, L.P.
Energy Transfer Partners, L.P.	Genesis Energy LP	Spectra Energy Corp.
Kinder Morgan Energy Partners, L.P.	NuStar Energy L.P.	The Williams Companies, Inc.
Targa Resources Corp.	TransCanada Corp
Western Refining, Inc.	Western Partners LP

  Projected ISS Peer Group 2014

Adams Resources & Energy, Inc.	Alon USA Energy, Inc.	Atlas Pipeline Partners, LP
Calumet Specialty Products Partners, LP	CVR Energy, Inc.	Delek US Holdings, Inc.
Enbridge Energy Partners, L.P.	Genesis Energy LP	Green Plains Renewable Energy, Inc.
NuStar Energy L.P.	Oneok, Inc.	Regency Energy Partners, LP
Spectra Energy Corp.	Susser Petroleum Partners, LP	Targa Resources Corp.
Western Refining, Inc.	The Williams Companies, Inc.

  Historical Peer Group

Enbridge Energy Partners, L.P.	Energy Transfer Partners, L.P.	Enterprise Products Partners L.P.
Global Partners LP	Magellan Midstream Partners, L.P.	NuStar Energy, L.P.
Plains All American Pipeline, L.P.	Sunoco Logistics Partners L.P.	Targa Resources Partners L.P.

  CEO Peer Group

Enterprise Products Partners L.P.	EQT Corporation	Genesis Energy LP
Magellan Midstream Partners, L.P.	Plains All American Pipeline, L.P.	Spectra Energy Corp.
The Williams Companies, Inc.

        The compensation committee used peer group compensation data as a guide rather than a rule when establishing the compensation levels for our named executive officers but relied heavily on the TCM Survey for its compensation decisions and while it reviewed the other peer group analysis, it did not directly factor into its compensation decisions. The compensation committee establishes salaries, annual bonus with deferral opportunities and long term incentives at what it believes to be the market median of compensation levels available to similarly situated executives in the marketplace. The market for talented executives is highly competitive and we believe that our success depends on our ability to attract and retain named executive officers who are properly incentivized to achieve our short and long-term objectives. We believe that our ability to hire and retain is at risk if our executive compensation practices are not viewed as competitive in the marketplace.

        This three-part benchmarking review included comparative analyses of market compensation levels for the following:

  •
  base salary;

  •
  annual incentive targets (as a percentage of base salary);

  •
  total cash compensation;

  •
  long-term incentives; and

  •
  total compensation.

        The compensation committee evaluated this information in an effort to determine whether the compensation for each of our named executive officers was competitive. Based on the Aon Hewitt benchmarking analysis utilizing the CEO Peer Group and the TCM Survey, total direct compensation for the CEO fell within a competitive range of the market median. All of our other named executive officers fell within a competitive range of the 50th to 75th percentile when compared to the TCM Survey. The compensation committee also considered Aon Hewitt's benchmarking analysis utilizing the 2013 and projected 2014 ISS peer group as a secondary source, in which total direct compensation for our other named executive officers fell generally between the 50th and 75th percentile. For purposes of this benchmarking analysis, for 2015, total direct compensation includes the retention component of our LTIP awards as discussed in more detail below.

        The compensation committee has assessed the independence of Aon Hewitt during 2015 and believes that there is no conflict of interest. In reaching this conclusion, the compensation committee considered SEC Rule 10C-1(b)(4) and the corresponding NYSE independence factors regarding compensation advisor independence, and believes that Aon Hewitt is able to independently advise the compensation committee.

Process and Timing of Compensation Decisions

        The compensation committee reviews and approves all compensation for our executive officers, including our named executive officers. Each calendar year, our board of directors approves financial objectives for Buckeye for the current year. Generally, the compensation committee meets in the first quarter to determine the overall compensation package for each named executive officer for that year, including setting base salary, considering the grant of LTIP awards and establishing AIC Plan targets, in each case for the current year. The compensation committee factors Buckeye's financial goals as set by the board into its establishment of targets for incentive awards under the AIC Plan and performance unit awards under the LTIP.

        Usually at the same meeting at which it sets goals for the current year, the compensation committee reviews the degree to which Buckeye and the named executive officers achieved the performance goals and the degree to which each named executive officer's individual performance contributed to Buckeye's objectives, in each case for the prior year. The compensation committee also considers factors it deems appropriate for discretionary adjustments to compensation based on the events of the previous year and any unforeseen events that occurred after performance goals for the AIC Plan and performance units were set. Based on these evaluations, the compensation committee approves AIC Plan payouts for the prior calendar year and determines the degree to which performance goals were met at the end of a performance period for LTIP performance units.

        As part of this process, our CEO provides a review of our other executive officers' performance for the prior year and makes recommendations to the compensation committee to assist it in determining the various components of compensation. For executive officers who report to someone other than the CEO, such reviews and recommendations are done jointly by the CEO and the officer to whom they report. Although the compensation committee considers this information, the ultimate decisions regarding executive compensation are made by the compensation committee in accordance with its charter. Our CEO does not make recommendations regarding his own compensation to the compensation committee.

        The compensation committee may review executive compensation at such other times during the year as it deems appropriate, such as in connection with new appointments or promotions during the year, or in response to an advisory vote of our unitholders regarding our executive compensation. At our 2014 annual meeting, the last meeting at which we had a "Say-on-Pay" vote, 92% of the votes cast for that proposal regarding executive compensation were cast in favor of our executive compensation. The compensation committee considered the overwhelming support of our executive compensation program in the "Say-on-Pay" proposal and has taken care to ensure that the changes described herein are consistent with our philosophy. Our unitholders also approved our proposal to conduct a "Say-on-Pay" vote every three years, so a "Say-on-Pay" vote will next be conducted at our 2017 annual meeting. Following the 2014 annual meeting, our compensation committee has generally retained its approach to executive compensation, but has also instituted various changes it has deemed necessary to keep our program competitive, as discussed in this Compensation Discussion and Analysis.

Base Salaries

        The base salaries for our named executive officers are reviewed annually by the compensation committee. The compensation committee generally seeks to position base salaries for our named executive officers within a reasonable range of the 50th percentile, taking other factors into consideration, including differences in experience, responsibilities, and the other elements of the named executive officers' compensation packages. Based on the analysis from Aon, the compensation committee adjusted base salaries upward for all named executive officers so that they fall generally within a reasonable range of the 50th percentile, or median, of comparable executives in the TCM Survey. Taking into account the increases, all of our named executive officers' 2015 base salaries were between 80% and 90% of the median of comparable executives in the TCM Survey. The 2015 base salaries of our named executive officers are set forth below:

Name	2015 Base Salary*	Percentage Increase
Clark C. Smith	$830,000	3.8%
Keith E. St.Clair	$550,000	10.0%
Robert A. Malecky	$440,000	3.5%
Khalid A. Muslih	$440,000	3.5%
William J. Hollis	$400,000	5.3%

*
The base salary increases for each named executive officer were effective as of April 5, 2015.

Annual Cash Incentive Compensation

        We maintain the AIC Plan, which is an annual incentive program pursuant to which our full-time employees are eligible for cash awards based on our overall financial performance relative to pre-established target award levels and satisfactory individual performance. All of our named executive officers are eligible to receive cash incentive awards under the AIC Plan.

        The objectives of the AIC Plan are:

  •
  to provide near-term incentives to achieve annual goals established for our employees that are considered important for organizational success; and

  •
  to reward performance with pay that varies in relation to the extent to which the pre-established performance goals are achieved.

        AIC Plan payouts for our named executive officers are contingent on the achievement by Buckeye during the year of a pre-established financial performance goal. In the first quarter of each year, the compensation committee meets to determine the financial performance goal for that year. At this meeting, the committee also determines the extent to which the financial performance goal for the previous year was achieved, and funds the AIC Plan pool based on the level of achievement of the financial performance goal. In determining the achievement of the performance goal, the compensation committee receives the input of the audit committee on the methodology to calculate the extent of such achievement. The compensation committee then has the discretion to adjust (upward or downward) each named executive officer's payout based on the compensation committee's appraisal of such named executive officer's individual performance, considering factors such as teamwork, leadership, risk management, individual accomplishments and initiative in the context of the business functions and role of each named executive officer.

        The AIC Plan also provides discretion for the compensation committee to take into account extraordinary or unanticipated circumstances or events when determining whether a target performance goal has been achieved, including, but not limited to, a corporate transaction, such as an acquisition, merger, reorganization or other extraordinary or unusual event in the marketplace.

        In February 2015, the compensation committee established the 2015 AIC Plan target payouts for our named executive officers set forth below:

Name	Base Salary 2015	Incentive Award Target	Incentive Award Target as Percentage of Base Salary
Clark C. Smith	$830,000	$1,037,500	125%
Keith E. St.Clair	$550,000	$550,000	100%
Robert A. Malecky	$440,000	$440,000	100%
Khalid A. Muslih	$440,000	$440,000	100%
William J. Hollis	$400,000	$400,000	100%

        The compensation committee set the targets in the table above to achieve competitive total cash compensation levels within a competitive range of the median level as determined by the benchmarking analysis for the TCM Survey conducted by Aon Hewitt, with the exception of Mr. Smith, whose total cash compensation level is approximately 80% of the market median. The 2015 AIC Plan financial target performance goal for our named executive officers was established as the achievement by the Partnership on a consolidated basis of Adjusted EBITDA (as adjusted to account for the impact of the settlement of certain proceedings before the Federal Energy Regulatory Commission ("FERC")) of $826.8 million.

        At its meeting on February 10, 2016, the compensation committee determined that the Partnership achieved Adjusted EBITDA of $868.1 million, or 105% of our target level financial performance goal. Pursuant to the terms of the AIC Plan, our named executive officers received annual incentive awards equal to 105% of their incentive award targets as follows:

Name	2015 AIC Plan Incentive Award
Clark C. Smith	$1,089,375
Keith E. St.Clair	$577,500
Robert A. Malecky	$462,000
Khalid A. Muslih	$462,000
William J. Hollis	$420,000

        In addition, given our strong performance in 2015, which included an almost 14% increase in Adjusted EBITDA when compared to 2014 and the individual performance of our named executive officers discussed below, the compensation committee decided to pay stretch awards to our named executive officers under the AIC Plan that exceeded 105% of their incentive award target. The compensation committee believes these amounts are commensurate with achievement of stretch company performance given the AIC Plan does not include a stretch component. These awards also reward our named executive officers for strong individual performance and incentivize them to continue to perform. As a result, the compensation committee awarded the following additional discretionary bonuses under the AIC Plan to our named executive officers, which brought their total cash incentive compensation as a percentage of base salary to the percentages set forth below.

Name	Discretionary Bonus	Total AIC Plan Award Paid as Percentage of Base Salary
Clark C. Smith	$510,625	193%
Keith E. St.Clair	$172,500	136%
Robert A. Malecky	$238,000	159%
Khalid A. Muslih	$313,000	176%
William J. Hollis	$180,000	150%

        The compensation committee reviewed the individual performance of our named executive officers and factored in their individual contributions to our overall financial success, the financial success of their respective business unit, if applicable, and other key individual contributions that drove unitholder return. For Mr. Smith, the compensation committee considered his leadership over the last year, including our record Adjusted EBITDA results and our total shareholder return relative to the Alerian MLP Index, which fell within the 90th percentile for 2015. For Messrs. Malecky, Hollis and Muslih, the compensation committee focused on their efforts leading their respective businesses, which included record performance for both the Global Marine Terminals and Merchant Services units. For Mr. Malecky, the compensation committee noted the Domestic Pipelines and Terminals segment's strong performance in light of the unanticipated significant decrease in oil prices and his role in settling an ongoing proceeding at the FERC. For Mr. St.Clair, the compensation committee considered his efforts in the successful transition of a new controller and guiding the Partnership in its capital management.

Long-Term Incentive Awards

  LTIP

        We provide unit-based, long-term incentive compensation for certain employees, including our named executive officers, under our LTIP. The LTIP provides for equity awards in the form of phantom units and performance units, either of which may be accompanied by distribution equivalent rights ("DERs"). DERs provide the participant with a right to receive a cash payment per phantom unit or performance unit equal to distributions per LP Unit paid by us.

        When phantom units are accompanied by DERs, such DERs normally are paid at the time we pay such distribution on LP Units. DERs on performance units will not be paid until such performance units have vested. The compensation committee believes using DERs more closely aligns the interests of our named executive officers with our unitholders because the receipt of distributions is an important component of any investment in a master limited partnership.

        Our phantom units generally vest after three years of service from the date of grant and entitle a participant to receive an LP Unit upon vesting. Performance units generally vest over a three-year performance period and are paid out based on a performance multiplier ranging between 0% and 200%, determined based on the actual performance in the third year compared to pre-established performance goals. For performance units granted in 2013, the performance goal was based on achieving a specified level of distributable cash flow per LP Unit, Adjusted EBITDA and adjusted return on capital employed, with all measures equally weighted. Starting in 2014, the compensation committee added an additional performance measure, 3-year relative total shareholder return, based on the Partnership's percentile ranking as compared with companies that are contained in the Alerian MLP Index. The compensation committee equally weights all four performance measures. The performance goals for outstanding performance unit grants as of December 31, 2015 are as set forth below:

Performance Goal and Payout Multiplier
Year of Grant	Performance Measure	Performance Period	Threshold	Stretch
2013	See Chart below*	1/1/2013 - 12/31/2015	See chart below*	See chart below*
2014	See Chart below*	1/1/2014 - 12/31/2016	See chart below*	See chart below*
2015	See Chart below*	1/1/2015 - 12/31/2017	See chart below*	See chart below*

2013 LTIP

Performance Measures	Weight	Performance Level	Performance Goals	Payout Multiplier

Distributable Cash Flow per		Threshold	$4.59	50%

LP Unit	1/3rd	Target	$5.10	100%

		Stretch	$5.61	200%

Adjusted EBITDA		Threshold	$714,505,000	50%

	1/3rd	Target	$793,895,000	100%

		Stretch	$873,284,000	200%

Adjusted Return on		Threshold	9.7%	50%

Capital Employed	1/3rd	Target	10.8%	100%

		Stretch	11.9%	200%

2014 LTIP

Performance Measures	Weight	Performance Level	Performance Goals	Payout Multiplier

Distributable Cash Flow per		Threshold	$5.46	50%

LP Unit	1/4th	Target	$6.07	100%

		Stretch	$6.68	200%

Adjusted EBITDA		Threshold	$897,278,000	50%

	1/4th	Target	$996,976,000	100%

		Stretch	$1,096,674,000	200%

Adjusted Return on		Threshold	11%	50%

Capital Employed	1/4th	Target	12.3%	100%

		Stretch	13.5%	200%

3-Year Relative Total Shareholder Return (TSR)		Threshold	Achieve 25th percentile ranking within the Alerian MLP Index	50%

	1/4th	Target	Achieve 50th percentile ranking within the Alerian MLP Index	100%

		Stretch	Achieve 75th percentile ranking within the Alerian MLP Index	200%

2015 LTIP

Performance Measures	Weight	Performance Level	Performance Goals	Payout Multiplier

Distributable Cash Flow per		Threshold	$4.86	50%

LP Unit	1/4th	Target	$5.40	100%

		Stretch	$5.94	200%

Adjusted EBITDA		Threshold	$917,349,000	50%

	1/4th	Target	$1,019,277,000	100%

		Stretch	$1,121,204,000	200%

Adjusted Return on		Threshold	10.2%	50%

Capital Employed	1/4th	Target	11.3%	100%

		Stretch	12.4%	200%

3-Year Relative Total Shareholder Return (TSR)		Threshold	Achieve 25th percentile ranking within the Alerian MLP Index	50%

	1/4th	Target	Achieve 50th percentile ranking within the Alerian MLP Index	100%

		Stretch	Achieve 75th percentile ranking within the Alerian MLP Index	200%

        For all performance unit grants, the last year of the respective performance period is used to measure whether the performance goal is achieved. There is generally no payout for performance below the threshold performance goal level. The payout multiplier for performance equal or greater than threshold is determined on a linear scale between the performance levels.

        In making 2015 LTIP grants to our named executive officers, the compensation committee considered:

  •
  peer benchmarking data specific to each named executive officer provided by Aon Hewitt;

  •
  each named executive officer's contribution to our long-term growth; and

  •
  other considerations that the compensation committee deemed relevant with respect to a named executive officer, including the accomplishment of the individual's assigned objectives.

        In addition, because the retention awards that were previously granted in 2012 as phantom units vested in 2015, the compensation committee decided to increase the size of the 2015 LTIP awards to our named executive officers as a retention tool. LTIP awards are normally targeted within a reasonable range of the 50th percentile of comparable executives with our peer group, but for 2015, LTIP awards for our named executive officers other than our CEO were targeted closer to the 75th percentile. The LTIP award for our CEO was targeted within a reasonable range of the 50th percentile. Given the increase in competition for talent from midstream logistic companies in recent years, the compensation committee believes retention of our named executive officers is important to our success. Rather than making specific retention award grants as time-based phantom units similar to 2012, the compensation simply increased the overall target LTIP awards for each named executive officer in 2015, which comprised both phantom units and performance units, with the expectation that in 2016, LTIP awards will again be targeted within a reasonable range of the 50th percentile.

        Based on these factors, the compensation committee approved the following grants of performance units and phantom units to our named executive officers on February 4, 2015 (the fair market value of one LP Unit on February 4, 2015 was $73.03):

	Performance Units
				Phantom Units	2015 LTIP Target Award Value
Name	Threshold	Target	Maximum
Clark C. Smith	22,320	44,639	89,278	22,320	$4,890,000
Keith E. St.Clair	8,216	16,432	32,864	8,216	$1,800,000
Robert A. Malecky	6,390	12,780	25,560	6,391	$1,400,000
Khalid A. Muslih	6,390	12,780	25,560	6,391	$1,400,000
William J. Hollis	6,390	12,780	25,560	6,391	$1,400,000

        At its February 10, 2016 meeting, the compensation committee, as administrator of the LTIP, considered to what extent distributable cash flow per LP Unit, Adjusted EBITDA and adjusted return on capital employed for the 2013 performance units had been satisfied. In making its determination, the compensation committee used its discretionary authority to make an upward adjustment to Adjusted EBITDA by annualizing 2015 fourth quarter cash flows from our Corpus Christi facility. The compensation committee determined that this adjustment provided a better measure of the ongoing financial performance of the facility by matching the capital investment with the contracted cash flows. In addition, in determining the achievement of the performance goals, the compensation committee received the input of the audit committee on the methodology to calculate the extent of such achievement. The chart below sets forth the performance achieved with respect to each measure and the percentage of the target level awards vested.

	2013 LTIP

Performance Measures	Weight	Performance Level	Performance Goals	Performance Achieved	Payout

Distributable Cash		Threshold	$4.59

Flow per LP Unit	1/3rd	Target	$5.10	$5.01	91%

		Stretch	$5.61

Adjusted EBITDA		Threshold	$714,505,000

	1/3rd	Target	$793,895,000	$899,800,000	200%

		Stretch	$873,284,000

Adjusted Return on		Threshold	9.7%		95%

Capital Employed	1/3rd	Target	10.8%	10.7%

		Stretch	11.9%

Weighted Average					129%

        For a more detailed description of the LTIP, including the circumstances under which the vesting of phantom units and performance units may be accelerated, please see the narrative discussion below entitled "Long-Term Incentive Plan" following the 2015 Grants of Plan-Based Awards Table.

Non-Qualified Deferred Compensation

  Deferral Plan

        We maintain the Buckeye Partners, L.P. Unit Deferral and Incentive Plan (the "UDIP"). All of our named executive officers are eligible to participate in the UDIP. The UDIP provides eligible employees, including our named executive officers, the opportunity to defer up to 50% of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus program. Participants who elect to defer a portion of their cash awards are credited with deferral units equal in value to the amount of the cash award the participant elected to defer. Under the UDIP, participants are also credited with one matching unit for each deferral unit they receive. Both deferral units and matching units are phantom units governed by the LTIP, and are subject to the service-based vesting restrictions for phantom units contained in the LTIP that vest in full after three years. Participants are also entitled to DERs on each unit they receive pursuant to the UDIP. Deferral units and matching units are settled in LP Units reserved under the LTIP. We maintain the UDIP for our named executive officers because it converts what would otherwise be short-term, cash compensation into a long-term retention tool for our named executive officers.

        In December 2015, all of our named executive officers elected to defer a portion of the cash awards to be received by them under the AIC Plan and pursuant to discretionary bonuses. The value of the cash incentive awards that were deferred under the UDIP are reported in our Summary Compensation Table below because they were earned by each named executive officer in 2015. The matching units that will be credited to our named executive officers in 2016 as a result of the deferral are not reported in the 2015 Grants of Plan-Based Awards Table below because SEC guidance requires us to report equity grants in the year in which they are granted. As a result, such matching units will appear in the 2016 Grant of Plan-Based Awards Table.

        A more detailed description of the UDIP is contained in the narrative discussion entitled "Unit Deferral and Incentive Plan" following the 2015 Grants of Plan-Based Awards Table.

  Benefit Equalization Plan

        All of our named executive officers received non-qualified deferred compensation in 2015 in the form of contributions by us to their Benefit Equalization Plan accounts. The Benefit Equalization Plan is a non-qualified deferred compensation plan. It provides that certain highly compensated employees that are selected by the Chief Executive Officer (on the recommendation of the Service Company's Pension Plan Committee), including our named executive officers, whose company contributions to qualified pension and savings plans have been limited due to IRS limits on compensation allowable for calculating benefits under qualified plans will receive an equivalent benefit under the Benefit Equalization Plan for company-contributed amounts they would have received if there were no IRS limits. A more detailed description of the Benefit Equalization Plan is contained in the narrative discussion below following the "2015 Nonqualified Deferred Compensation Table."

Executive Unit Ownership Guidelines

        In 2015, we adopted executive unit ownership guidelines that apply to all named executive officers. These guidelines are structured to align our executives' personal financial performance with our long-term performance. These unit ownership guidelines require our named executive officers to beneficially own, in the aggregate, LP Units and unvested phantom awards, as follows:

Position	Guideline
Chief Executive Officer	Three times base salary
Chief Financial Officer and Business Unit Presidents	Two times base salary
Senior Vice President-level executives (other than Business Unit Presidents)	One times base salary

        Further, our insider trading policy prohibits officers or directors from engaging in any hedge transactions with respect to our LP Units because such transactions could be used to limit the holder's economic risk of ownership. Our insider trading policy was also amended on February 5, 2015 to prohibit our executive officers and certain other restricted employees from pledging our securities prospectively, but pledges that were approved and made prior to February 5, 2015 are permitted to remain in place until terminated in the ordinary course.

Other Benefits

        Named executive officers are generally eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and supplemental insurance and our Retirement and Savings Plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. See the discussion below following the Summary Compensation Table under the heading "Retirement and Other Benefits" for more information.

Employment, Severance and Change in Control Arrangements

        None of our named executive officers have employment agreements and we do not provide for any "single trigger" change in control payments or acceleration of equity. In addition, none of our named executive officers are entitled to tax-related payments, such as excise tax gross-ups pursuant to Section 280G of the Internal Revenue Code. However, all of our named executive officers have severance arrangements that provide for severance payments upon termination of employment with or without a change in control. The compensation committee approved these severance arrangements because the compensation committee believes that these benefits are appropriate for the caliber of executives that we have and for the size of our company. In addition, the compensation committee desired to alleviate the financial hardships which may be experienced by the executives if their employment is terminated under specified circumstances and to reinforce and encourage the continued attention and dedication of those executives to their assigned duties, notwithstanding the potential impact a change in control transaction could have on their respective careers or positions. For more details regarding the terms of the severance and change in control arrangements, see "Payments upon Termination or Change in Control" below.

Compensation Committee Report

        In light of the foregoing, as required by Item 407(e)(5) of Regulation S-K, our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of our general partner that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF BUCKEYE GP LLC Oliver "Rick" G. Richard, III, Chair Barbara M. Baumann* Barbara J. Duganier Joseph A. LaSala, Jr. Mark C. McKinley
*Member as of April 13, 2016

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Unit Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Clark C. Smith	2015	837,307	510,625	5,190,047	1,089,375	923,988	8,551,342
Chairman, President and Chief	2014	756,730	—	5,334,476	600,000	690,186	7,381,392
Executive Officer	2013	606,731	337,187	3,304,427	881,563	527,520	5,657,428
Keith E. St.Clair	2015	546,154	172,500	1,950,096	577,500	380,663	3,626,913
Executive Vice President and	2014	482,693	—	1,615,013	300,000	381,996	2,779,702
Chief Financial Officer	2013	428,461	182,600	1,094,825	477,400	326,562	2,509,848
Robert A Malecky	2015	444,134	238,000	1,527,599	462,000	277,782	2,949,515
Senior Vice President; President,	2014	412,019	—	1,353,830	255,000	215,134	2,235,983
Domestic Pipelines and Terminals	2013	368,461	118,275	749,271	309,225	193,350	1,738,582
Khalid A. Muslih	2015	444,134	313,000	1,527,599	462,000	252,005	2,998,738
Senior Vice President; President,	2014	412,019	—	1,213,864	255,000	209,375	2,090,258
Global Marine Terminals	2013	348,269	118,275	746,176	309,225	202,557	1,724,502
William J. Hollis	2015	401,923	180,000	1,514,122	420,000	131,082	2,647,127
Senior Vice President; President, Buckeye Services

(1)
Base salary increases for 2015 were effective as of April 5, 2015. Our employees (including our named executive officers) are paid on a weekly basis. Due to the timing of our payroll schedule in relation to the end of the year, we had 53 paydays in 2015, rather than 52.

(2)
Represents discretionary bonuses paid on account of 2015 and 2013 performance. Messrs. Smith, St.Clair, Malecky, Muslih and Hollis deferred $127,656, $86,250, $119,000, $156,500, and $90,000, respectively, of their 2015 discretionary bonuses pursuant to the UDIP. Messrs. Smith, St.Clair, Malecky, and Muslih deferred $168,593, $91,300, $59,137, and $59,137, respectively, of their 2013 discretionary bonuses pursuant to the UDIP. As a result of the deferrals, they received phantom units, including both deferral units and matching units, issued under the LTIP. The matching units received in connection with the 2015 discretionary bonus deferrals will appear in the "Grants of Plan-Based Awards Table" that will be included in our 2017 Annual Meeting Proxy Statement. The matching units received in connection with the 2013 discretionary bonus deferral appeared in the "Grant of Plan-Based Awards Table" that was included in our 2015 Annual Meeting Proxy Statement.

(3)
Amounts reflect the (i) the grant date fair value (computed in accordance with FASB ASC Topic 718) of phantom unit awards and performance unit awards under the LTIP in 2015, 2014, and 2013 and (ii) the grant date fair value (computed in accordance with FASB ASC Topic 718) of matching units issued in 2015, 2014, and 2013 under the LTIP as a result of a deferral, pursuant to the UDIP, of AIC Plan awards for 2014, 2013, and 2012 and of discretionary bonuses for 2013 and 2012. For a discussion of the valuations of the performance units and phantom units, please see the discussion in Note 20 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

  The table below details the unit awards set forth in the Summary Compensation Table above:

Name	Year	Performance Unit Award Value ($)	Phantom Unit Award Value ($)	Matching Unit Award Value ($)	Total ($)
Clark C. Smith	2015	3,259,986	1,630,030	300,031	5,190,047
	2014	3,150,017	1,575,044	609,415	5,334,476
	2013	1,999,988	1,000,020	304,419	3,304,427
Keith E. St.Clair	2015	1,200,029	600,014	150,053	1,950,096
	2014	856,621	428,381	330,011	1,615,013
	2013	599,970	300,038	194,817	1,094,825
Robert A. Malecky	2015	933,323	466,735	127,541	1,527,599
	2014	759,988	380,029	213,813	1,353,830
	2013	399,998	200,025	149,248	749,271
Khalid A. Muslih	2015	933,323	466,735	127,541	1,527,599
	2014	666,677	333,374	213,813	1,213,864
	2013	399,998	200,025	146,153	746,176
William J. Hollis	2015	933,323	466,735	114,064	1,514,122

The vesting of the performance units is subject to the attainment of a pre-established performance goal during the third year of a three fiscal year period. The grant date fair value of the performance awards reflected in the Summary Compensation Table is based on a target payout of such awards, using the average of the high and low trading prices for our LP Units on the date of grant ($73.03 for 2015 grants, $70.69 for 2014 grants, and $52.39 for 2013 grants). If there is a maximum payout under the 2015 performance unit awards, the values of Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis' performance unit awards would be $6,519,972, $2,400,058, $1,866,647, $1,866,647, and $1,866,647, respectively. If there is a maximum payout under the 2014 performance unit awards, the values of Messrs. Smith, St.Clair, Malecky, and Muslih's performance unit awards would be $6,300,034, $1,713,242, $1,519,976, and $1,333,354, respectively. The 2013 performance unit awards were paid out at 129% of the target award (between the target and maximum award levels).

(4)
Represents annual incentive awards paid under the AIC Plan. Pursuant to the UDIP, Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis deferred $272,344, $288,750, $231,000, $231,000, and $210,000, respectively, of their 2015 AIC Plan award, $300,000, $150,000, $127,500, $127,500, and $114,000, respectively, of their 2014 AIC Plan award, and Messrs. Smith, St.Clair, Malecky, and Muslih deferred $440,782, $238,700, $154,613, and $154,613, respectively, of their 2013 AIC Plan award. As a result of the deferrals, they received phantom units, including both deferral units and matching units, issued under the LTIP. The matching units received in connection with the 2015 AIC Plan award deferrals will appear in the "Grants of Plan-Based Awards Table" that will be included in our 2017 Annual Meeting Proxy Statement. The matching units received in connection with the 2014 AIC Plan award deferrals appear in the "Grants of Plan-Based Awards Table" of this proxy statement. The matching units received in connection with the 2013 AIC Plan award deferrals appeared in the "Grant of Plan-Based Awards Table" that was included in our 2015 Annual Meeting Proxy Statement.

(5)
For each named executive officer, the amounts in the column labeled "All Other Compensation" consist of:

Named Executive Officer	Fiscal Year	Savings Plan Contributions ($)(a)	Distribution Equivalents ($)(b)	Benefit Equalization Plan ($)(c)	Vacation Waiver ($)(d)	Relocation ($)	Total All Other Compensation
Clark C. Smith	2015	26,500	796,468	85,635	15,385	—	923,988
	2014	26,000	541,075	110,611	12,500	—	690,186
	2013	25,500	436,407	65,613	—	—	527,520
Keith E. St.Clair	2015	26,500	312,105	42,058	—	—	380,663
	2014	26,000	300,727	55,269	—	—	381,996
	2013	25,500	264,236	36,826	—	—	326,562
Robert A. Malecky	2015	29,150	207,660	32,799	8,173	—	277,782
	2014	28,600	138,992	40,234	7,308	—	215,134
	2013	28,050	131,176	28,893	5,231	—	193,350
Khalid A. Muslih	2015	26,500	195,687	29,818	—	—	252,005
	2014	26,000	146,798	36,577	—	—	209,375
	2013	25,500	153,120	23,937	—	—	202,557
William J. Hollis	2015	26,500	51,208	24,323	—	29,051	131,082

(a)
Amounts represent a 5% company contribution to the Service Company Retirement and Savings Plan (the "RASP") for each of the named executive officers on wages of up to $265,000 for 2015, $260,000 for 2014, and $255,000 for 2013 and a dollar-for-dollar matching contribution on their contributions to the RASP up to 5% of their pay (6% in the case of Mr. Malecky).

(b)
Amounts represent the distribution equivalents paid during 2015, 2014, and 2013 on unvested phantom unit awards granted under the LTIP and held by the named executive officer. Pursuant to the LTIP, distribution equivalents for any period are determined by multiplying the number of outstanding unvested phantom units by the per LP Unit cash distribution paid by us on our LP Units for such period. Amounts also include $335,526, $125,824, $67,110, and $58,726 for Messrs. Smith, St.Clair, Malecky, and Muslih, respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2015, $173,836, $159,352, $38,651, and $38,651 for Messrs. Smith, St.Clair, Malecky, and Muslih, respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2014, and $211,092, $163,128, $57,576, and $57,576 for Messrs. Smith, St.Clair, Malecky, and Muslih, respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2013. Pursuant to the performance unit awards, distribution equivalents were calculated by multiplying (i) the number of our LP Units issued upon vesting of such awards by (ii) 100% of our aggregate per LP Unit regular quarterly distribution during the three-year vesting period.

(c)
Amounts represent contributions to the named executive officer's account under the Benefit Equalization Plan. A description of the plan and the amounts of contributions credited to each named executive officer's account in 2015 are set forth in the "2015 Nonqualified Deferred Compensation Table" and the accompanying narrative discussion below.

(d)
Represents amounts paid in exchange for forfeited vacation time pursuant to Buckeye's vacation policy.

 2015 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)
								Grant Date Fair Value of Stock Awards ($)
			Threshold (#)	Target (#)	Maximum (#)
Name	Grant Date	Target ($)
Clark C. Smith	—	1,037,500	—	—	—	—		—
	February 4, 2015	—	22,320	44,639	89,278	—		3,259,986	(3)
	February 4, 2015	—	—	—	—	22,320	(4)	1,630,030	(5)
	February 13, 2015	—	—	—	—	3,985	(6)	300,031	(7)
Keith E. St.Clair	—	550,000	—	—	—	—		—
	February 4, 2015	—	8,216	16,432	32,864	—		1,200,029	(3)
	February 4, 2015	—	—	—	—	8,216	(4)	600,014	(5)
	February 13, 2015	—	—	—	—	1,993	(6)	150,053	(7)
Robert A. Malecky	—	440,000	—	—	—	—		—
	February 4, 2015	—	6,390	12,780	25,560	—		933,323	(3)
	February 4, 2015	—	—	—	—	6,391	(4)	466,735	(5)
	February 13, 2015	—	—	—	—	1,694	(6)	127,541	(7)
Khalid A. Muslih	—	440,000	—	—	—	—		—
	February 4, 2015	—	6,390	12,780	25,560	—		933,323	(3)
	February 4, 2015	—	—	—	—	6,391	(4)	466,735	(5)
	February 13, 2015	—	—	—	—	1,694	(6)	127,541	(7)
William J. Hollis	—	400,000	—	—	—	—		—
	February 4, 2015	—	6,390	12,780	25,560	—		933,323	(3)
	February 4, 2015	—	—	—	—	6,391	(4)	466,735	(5)
	February 13, 2015	—	—	—	—	1,515	(6)	114,064	(7)

(1)
Represents annual incentive awards granted pursuant to the AIC Plan, with payment contingent on Buckeye's achievement of a pre-established financial performance goal and each named executive officer's individual performance.

(2)
Represents grants of performance units under the LTIP. See "Long-Term Incentive Plan" below. The vesting of the performance units are subject to the attainment of a pre-established adjusted distributable cash flow per LP Unit, Adjusted EBITDA, adjusted return on capital employed and total shareholder return relative to the Alerian MLP Index performance goals during the third year of a three fiscal year period, which for 2015 awards, means the three year period ending December 31, 2017. The grant date fair value of the performance unit awards reflected in the table is based on a target payout of such awards. Under the terms of the LTIP, however, the number of LP Units that may be granted to any one individual in a calendar year may not exceed 100,000.

(3)
The grant date fair value of these awards is based on a target payout of such awards (computed in accordance with FASB ASC Topic 718), using the average of the high and low trading prices for our LP Units on the date of grant ($73.03). If there is maximum payout under the 2015 performance unit awards, the values of Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis' 2015 performance unit awards would be $6,519,972, $2,400,058, $1,866,647, $1,866,647, and $1,866,647, respectively.

(4)
Represents grants of phantom units with DERs under the LTIP. See "Long-Term Incentive Plan" below.

(5)
The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($73.03).

(6)
Represents the grant of matching phantom units issued under the LTIP as a result of the deferral of 2014 AIC Plan awards pursuant to the UDIP. The matching units were issued as a result of deferrals by Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis of $300,000, $150,000, $127,500, $127,500, and $114,000, respectively, of their 2014 AIC Plan awards.

(7)
The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($75.29).

Long-Term Incentive Plan

        On March 28, 2013, the board of directors of Buckeye GP adopted the LTIP, which was approved by unitholders on June 4, 2013. The LTIP is the successor long-term incentive plan to the 2009 Long-Term Incentive Plan, which was merged into the LTIP. The LTIP, which is administered by the compensation committee, provides for the grant of options, phantom units, performance units and in certain cases, DERs which provide the participant a right to receive payments based on distributions we make on our LP Units. Options give the holder the right to purchase LP Units at a fixed exercise price and are subject to service-based restrictions or other conditions established by the compensation committee in its discretion. We do not currently grant options under the LTIP. Phantom units are notional LP Units whose vesting is subject to service-based restrictions or other conditions, and performance units are notional LP Units whose vesting is subject to the attainment of one or more performance goals. DERs are rights to receive a cash payment per phantom unit or performance unit, as applicable, equal to the per unit cash distribution we pay on our LP Units. DERs are paid on phantom units at the time we pay such distribution on LP Units. DERs on performance units are not paid until such performance units have vested.

        A participant's phantom units and performance units are subject to "double- trigger" vesting as a result of a change of a control. In the event we experience a change of control while a participant is employed by, or providing services to us, Buckeye GP, or any affiliate, a participant's phantom units (and any unpaid DERs) and performance units (and any associated DERs) will only vest if either (i) the participant is terminated without cause or (ii) the participant resigns for good reason, in the case of both clauses (i) and (ii) such termination or resignation occurs during the eighteen-calendar-month period following a change of control. If such vesting occurs, a participant's phantom units (and any unpaid DERs) will be paid within the 30-day period following the termination of employment and a participant's performance units (and any associated DERs) will be paid based on a payout performance multiplier of 100% within the 30-day period following the termination of employment.

        "Change of Control" generally means:

  •
  the sale or disposal by the Partnership of all or substantially all of its assets;

  •
  the merger or consolidation of the Partnership with or into another partnership, corporation or other entity, other than a merger or consolidation in which the unitholders immediately prior to such transaction retain at least a 50% equity interest in the surviving entity;

  •
  Buckeye GP ceases to be the sole general partner of the Partnership;

  •
  the Partnership ceases to own and control, directly or indirectly, 100% of the outstanding equity interests of Buckeye GP; or

  •
  if any person or "group" (within the meaning of the Exchange Act) collectively shall beneficially own and control, directly or indirectly, a number of LP Units that would entitle such person or group to vote LP Units representing, in the aggregate, more than 50% of the total number of outstanding LP Units outstanding.

        "Cause" generally means a finding by the compensation committee that the participant:

  •
  has materially breached his or her employment, severance or service contract with us;

  •
  has engaged in disloyalty to us, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty;

  •
  has disclosed trade secrets or our confidential information to persons not entitled to receive such information; or

  •
  has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between us and the participant.

        "Good Reason" generally means the occurrence, without the participant's express written consent, of any of the following events during the eighteen-calendar-month period following a change of control, or the change of control period:

  •
  a substantial adverse change in the participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the change of control period;

  •
  a material reduction in the participant's annual rate of base salary or annual bonus opportunity as in effect immediately prior to commencement of a change of control period; or

  •
  requiring the participant to be based at a location more than 100 miles from the participant's primary work location as it existed on the date immediately preceding the first day of the change of control period, except for required travel substantially consistent with the participant's present business obligations.

        The number of LP Units that may be granted under the LTIP may not exceed 3,000,000, subject to certain adjustments. The number of LP Units that may be granted to any one individual in a calendar year may not exceed 100,000. If awards are forfeited, terminated or otherwise not paid in full, the LP Units underlying such awards will again be available for purposes of the LTIP. If LP Units otherwise issuable under the LTIP are surrendered in payment of the exercise price of an option, then the number of LP Units available for issuance under the LTIP is reduced only by the net number of LP Units actually issued upon such exercise and not by the gross number of LP Units as to which the option is exercised. If LP Units otherwise issuable under the LTIP are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any options, phantom units or performance units or the issuance of LP Units subject to options, phantom units or performance units, then the number of LP Units available for issuance under the LTIP will be reduced by the net number of LP Units issued, vested or exercised (after payment of applicable withholding taxes). Upon the exercise of an option through a net exercise procedure, then both for purposes of calculating the number of LP Units remaining available for issuance under the LTIP and the number of LP Units remaining available for exercise under such option, the number of such LP Units will be reduced by the net number of LP Units for which the option is exercised. To the extent that any options, phantom units or performance units are paid in cash and not in LP Units, there will be no effect on the count of LP Units. LP Units may be previously issued and outstanding LP Units, newly issued LP Units, or a combination of each. Persons eligible to receive grants under the LTIP are (i) officers and employees of us, Buckeye GP and any of our affiliates, (ii) non-employee members of the board of directors of Buckeye GP and (iii) consultants or advisors who provide bona fide services to us, Buckeye GP or any of our affiliates.

        The fair values of both the performance unit and phantom unit grants are based on the average of the high and low market prices of our LP Units on the date of grant computed in accordance with FASB ASC Topic 718. Compensation expense equal to the fair value of those performance unit and phantom unit awards that actually vest is estimated and recorded over the period the grants are earned, which is the vesting period. Compensation expense estimates are updated periodically. The vesting of performance unit awards is also contingent upon the attainment of predetermined performance goals, which, depending on the level of attainment, could increase or decrease the value of the awards at settlement. Quarterly distributions paid on DERs associated with phantom units are recorded as a reduction of our Limited Partners' Capital on our consolidated balance sheets.

Unit Deferral and Incentive Plan

        The UDIP provides eligible employees the opportunity to defer up to 50% of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus program. Participants who elect to defer a portion of their AIC award or discretionary bonus are credited with deferral units equal in value to the amount of their cash award deferral. Participants are also credited with a matching unit for each deferral unit they are granted. Both deferral units and matching units are phantom units based on LP Units and subject to service-based vesting restrictions. Participants are entitled to DERs on each unit they receive pursuant to the UDIP, which provide named executive officers with the right to receive payments based on distributions we make on LP Units. Deferral units and matching units are settled in LP Units reserved under the LTIP.

        Employees with a base salary equal to or in excess of $175,000 and Salary Grade 22—Director Level or higher (or such other amount or Salary Grade level set from time to time by the administrator), including all of our named executive officers, are "Eligible Employees" under the UDIP. The compensation committee has the discretion under the UDIP to designate any person as an Eligible Employee that does not meet the above requirements.

        Deferral elections under the UDIP must be made no later than December 31st of the plan year prior to the date the applicable bonus would otherwise be paid. Once a deferral election is made for a plan year, it becomes irrevocable and cannot be cancelled or changed for that plan year. Deferral units and matching units become 100% vested on the third December 15th after the deferral units and matching units are credited to a participant's unit account, provided that the participant is continuously employed by, or continuously provides services to us through that date. For example, deferral units and matching units that are credited to a participant's unit account in 2016 will vest on December 15, 2018. If a participant's employment is terminated by us without cause, unvested deferral units will immediately vest in full and unvested matching units will vest on a prorated basis, based on the portion of the vesting period during which the participant was employed by us. For purposes of determining the number of matching units that become vested on a prorated basis, the vesting period commences on January 1st of the plan year in which we would otherwise have paid the annual cash award to the participant but for the participant's deferral election and ends December 15th of the third year.

        A participant's unvested deferral units and matching units are subject to "double-trigger" vesting as a result of a change of a control. In the event a change of control occurs while the participant is employed by, or providing services to us, Buckeye GP or any affiliate, the participant's unvested deferral units and matching units will only vest in full if, during the eighteen-calendar-month period following a change of control, (i) the participant is terminated without cause, or (ii) the participant resigns for good reason. For purposes of the UDIP, change of control, cause and good reason have the same meanings as set forth in the LTIP description above. The number of deferral units and matching units that may be granted under the UDIP is limited by the number of LP Units that may be granted under the LTIP, as it may be amended from time to time, subject to certain adjustments.

Retirement and Other Benefits

        Services Company sponsors a RASP through which it provides retirement benefits for substantially all of its regular full-time employees (including our named executive officers), except those covered by certain labor contracts. The RASP consists of two components. Under the first component, Services Company contributes 5% of each eligible employee's covered salary to an employee's separate account maintained in the RASP Plan. Under the second component, Services Company makes a matching contribution into the employee's separate account for 100% of an employee's contribution to the RASP up to 5% (or up to 6% if an employee has completed 20 or more years of service) of an employee's eligible covered salary. Each of our named executive officers receives a contribution equal to 5% of his salary (subject to certain IRS limits) annually, and these amounts vest ratably over a five year period, and we make matching contributions to the RASP on their behalf as well. Prior to March 27, 2011, for Services Company employees who participate in the ESOP, Services Company did not make a matching contribution.

        The majority of our regular full-time employees hired before September 16, 2004 (including Mr. Malecky) participate in Services Company's ESOP, which is a qualified plan. As of the record date, Services Company owned approximately 654,114 of our LP Units. The ESOP owns all of the outstanding common stock of Services Company, or approximately 654,114 shares. Accordingly, one share of Services Company common stock is generally considered to have a value equal to one of our LP Units. Under the ESOP, Services Company common stock was allocated to employee accounts quarterly. Individual employees were allocated shares based on the ratio of their eligible compensation to the aggregate eligible compensation of all ESOP participants. The ESOP was frozen with respect to benefits effective March 27, 2011 (the "Freeze Date"). As of March 28, 2011, in connection with the repayment of the ESOP's 3.60% Senior Secured Notes due March 28, 2011 (the "ESOP Notes"), all shares had been allocated. Eligible compensation generally included base salary, overtime payments and certain bonuses. Upon termination of the employee's employment, the value of shares accumulated by an employee in the ESOP is payable to the employee or transferable to other qualified plans in accordance with the terms of the ESOP plan.

        Services Company also sponsors a Benefit Equalization Plan, which is described in detail in the narrative discussion following the "2015 Nonqualified Deferred Compensation Table" below.

 2015 Outstanding Equity Awards at Fiscal Year-End Table

	Unit Awards
Name	Number of Units That Have Not Vested (#)		Grant Date	Vesting Date	Market Value of Units That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned units that have not vested (#)		Grant Date	Vesting Date	Equity incentive plan awards: Market or payout value of unearned units that have not vested ($)
Clark C. Smith	19,088	(2)	2/7/13	2/7/16	1,259,044	76,350	(3)	2/7/13	(3)	5,036,046
	22,281	(2)	2/5/14	2/5/17	1,469,655	89,122	(3)	2/5/14	(3)	5,878,487
	16,594	(4)	2/14/14	12/15/16	1,094,540	89,278	(3)	2/4/15	(3)	5,888,777
	22,320	(2)	2/4/15	2/4/18	1,472,227	—		—	—	—
	7,970	(5)	2/13/15	12/15/17	525,701	—		—	—	—
Keith E. St.Clair	5,727	(2)	2/7/13	2/7/16	377,753	22,904	(3)	2/7/13	(3)	1,510,748
	6,060	(2)	2/5/14	2/5/17	399,718	24,236	(3)	2/5/14	(3)	1,598,607
	8,986	(4)	2/14/14	12/15/16	592,717	32,864	(3)	2/4/15	(3)	2,167,709
	8,216	(2)	2/4/15	2/4/18	541,927	—		—	—	—
	3,986	(5)	2/13/15	12/15/17	262,917	—		—	—	—
Robert A. Malecky	3,818	(2)	2/7/13	2/7/16	251,835	15,270	(3)	2/7/13	(3)	1,007,209
	5,376	(2)	2/5/14	2/5/17	354,601	21,502	(3)	2/5/14	(3)	1,418,272
	5,822	(4)	2/14/14	12/15/16	384,019	25,560	(3)	2/4/15	(3)	1,685,938
	6,391	(2)	2/4/15	2/4/18	421,550	—		—	—	—
	3,388	(5)	12/13/15	12/15/17	223,472	—		—	—	—
Khalid A. Muslih	3,818	(2)	2/7/13	2/7/16	251,835	15,270	(3)	2/7/13	(3)	1,007,209
	4,716	(2)	2/5/14	2/5/17	311,067	18,862	(3)	2/5/14	(3)	1,244,138
	5,822	(4)	2/14/14	12/15/16	384,019	25,560	(3)	2/4/15	(3)	1,685,938
	6,391	(2)	2/4/15	2/4/18	421,550	—		—	—	—
	3,388	(5)	2/13/15	12/15/17	223,472	—		—	—	—
William J. Hollis	1,651	(2)	7/14/14	7/14/17	108,900	6,602	(3)	7/14/14	(3)	435,468
	6,391	(2)	2/4/15	2/4/18	421,550	25,560	(3)	2/4/15	(3)	1,685,938
	3,030	(5)	2/13/15	12/15/17	199,859	—		—	—	—

(1)
For phantom units (including deferral and matching phantom units) and performance units, the market value is calculated using a per LP Unit price of $65.96, the closing price for our LP Units on December 31, 2015, the last trading day of 2015.

(2)
Represents grants of phantom units under the LTIP with DERs. See "Long-Term Incentive Plan" above.

(3)
Represents grants of performance units under the LTIP. See "Long-Term Incentive Plan" above. The vesting of the performance units is subject to the attainment of a pre-established performance goal during the third year of a three fiscal year period as determined by the Compensation Committee after the end of the third fiscal year. Performance units granted on February 7, 2013 vested at 129% of the target award as determined by the Compensation Committee at its meeting on February 10, 2016. Because the performance units exceeded target level, SEC rules require us to assume, for purposes of this table, that all remaining unvested awards will vest at the next higher performance measure, which is stretch performance, so the number of performance units reflected in the table is based on a maximum payout of such awards at 200% of the target award.

(4)
Represents the grant of deferral and matching phantom units issued under the LTIP as a result of the deferral of 2013 AIC Plan awards and discretionary bonus awards pursuant to the UDIP. Messrs. Smith, St.Clair, Malecky, and Muslih were granted 8,297, 4,493, 2,911 and 2,911 deferral units, respectively, and 8,297, 4,493, 2,911 and 2,911 matching units, respectively. The deferral units and matching units were issued as a result of deferrals by Messrs. Smith, St.Clair, Malecky, and Muslih of $440,782, $238,700, $154,613, and $154,613, respectively, of their 2013 AIC Plan awards, and $168,593, $91,300, $59,137, and $59,137, respectively, of their 2013 discretionary bonus awards.

(5)
Represents the grant of deferral and matching phantom units issued under the LTIP as a result of the deferral of 2014 AIC Plan awards pursuant to the UDIP. Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis were granted 3,985, 1,993, 1,694, 1,694 and 1,515 deferral units, respectively, and 3,985, 1,993, 1,694, 1,694 and 1,515 matching units, respectively. The deferral units and matching units were issued as a result of deferrals by Messrs. Smith, St.Clair, Malecky, Muslih and Hollis of $300,000, $150,000, $127,500, $127,500, and $114,000, respectively, of their 2014 AIC Plan awards.

2015 Units Vested Table

	Unit Awards(1)
Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Clark C. Smith	70,985	3,958,180
Keith E. St.Clair	37,893	2,320,994
Robert A. Malecky	29,453	1,835,670
Khalid A. Muslih	29,079	1,809,822
William J. Hollis	—	—

(1)
Represents vesting of 2013 grants of performance units and 2012 grants of phantom awards (including the 2012 retention incentive phantom unit grants made to Messrs. St.Clair, Malecky, and Muslih), both under the LTIP. Also represents the vesting of phantom units under the UDIP as a result of the deferral of 2012 bonus awards, including both deferral and matching units that vested on December 15, 2015 and were issued under the LTIP. See "Long-Term Incentive Plan" above. The vesting of the performance units was subject to the attainment of a pre-established adjusted distributable cash flow per LP Unit, Adjusted EBITDA and adjusted return on capital employed performance goals during a performance period that ended on December 31, 2015. On February 10, 2016, the compensation committee determined to vest the 2013 performance units at the 129% of the target award (between the target and maximum levels). The phantom units (other than the 2012 retention incentive phantom unit grants) vested on February 8, 2015. The 2012 retention incentive phantom unit grants made to Messrs. St.Clair, Malecky, and Muslih vested on January 13, 2015.

 2015 Nonqualified Deferred Compensation Table

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Gains (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Clark C. Smith	85,635	(4,310)	—	397,390
Keith E. St.Clair	42,058	(3,035)	—	316,231
Robert A. Malecky	32,799	(1,604)	—	476,184
Khalid A. Muslih	29,818	(4,183)	—	217,947
William J. Hollis	24,323	(386)	—	23,937

(1)
These contributions in the last fiscal year for each named executive officer are included in the All Other Compensation column of the Summary Compensation Table above.

(2)
The following amounts were previously reported as compensation in the Summary Compensation Table for previous years: Mr. Smith—$267,749; Mr. St.Clair—$221,095; Mr. Malecky—$178,019; and Mr. Muslih—$127,736.

        The amounts reflected in the table above were credited to accounts of the named executive officers under the Benefit Equalization Plan. All amounts credited to the accounts of the named executive officers under the Benefit Equalization Plan are subject to the same vesting requirements as matching and retirement account contributions made by Buckeye on their behalf under the RASP. Benefit Equalization Plan contributions are subject to a graded vested schedule and vest in full after five years of employment. All of the named executive officers, other than Mr. Hollis, who commenced employment with us on July 14, 2014, are fully vested in their Benefit Equalization Plan account contributions. Of Mr. Hollis's $23,937 aggregate balance as of December 31, 2015, $8,618 was fully vested and the remainder will vest in equal installments on July 14, 2016, 2017, 2018, and 2019, respectively.

        The Benefit Equalization Plan is a non-qualified deferred compensation plan and provides that any employee whose company contributions to qualified pension and savings plans have been limited due to IRS limits on compensation allowable for calculating benefits under qualified plans will receive an equivalent benefit under the Benefit Equalization Plan for company contributed amounts they would have received under qualified plans if there were no IRS limits on compensation levels. Employee deferrals are not allowed under the Benefit Equalization Plan. In addition, the Benefit Equalization Plan allows employees to invest their balances in the plan under a variety of fund options. The fund options under the Benefit Equalization Plan are the same fund options available under the RASP. Employees may periodically change their investment elections in the RASP and the Benefit Equalization Plan in accordance with its terms and the terms of the documents governing the investments in which they currently participate. Amounts accumulated by an employee in the Benefit Equalization Plan are payable to the employee, or their beneficiary, in a lump sum upon termination of employment or following death. All amounts are paid based on the timing and form set forth in the Benefit Equalization Plan. A participating employee may also receive a distribution of all or a portion of his or her account balance in the event of a "hardship" as defined in the plan document and upon determination by the committee that administers the plan.

        The table below shows the fund options available under the RASP and their annual rate of return for the year ended December 31, 2015.

Name of Fund	Rate of Return
Allianz NFJ International Value—Instl	–13.15%
American Century Value Institutional	–4.02%
Fidelity Balanced—Class K	0.50%
Fidelity Managed Income Portfolio	1.16%
Fidelity Small Cap Value	–1.60%
JPMorgan Large Cap Growth—R6	7.94%
JPMorgan SmartRetirement 2015—Instl	–0.91%
JPMorgan SmartRetirement 2020—Instl	–0.76%
JPMorgan SmartRetirement 2025—Instl	–0.94%
JPMorgan SmartRetirement 2030—Instl	–1.31%
JPMorgan SmartRetirement 2035—Instl	–1.50%
JPMorgan SmartRetirement 2040—Instl	–1.65%
JPMorgan SmartRetirement 2045—Instl	–1.55%
JPMorgan SmartRetirement 2050—Instl	–1.56%
JPMorgan SmartRetirement Income—Instl	–1.01%
Lord Abbett Developing Growth—Instl	–8.64%
Metropolitan West Total Return Bond—Instl	0.29%
Spartan 500 Index—Instl	1.36%
Spartan Global ex U.S. Index	–5.61%
Spartan Mid Cap—Advantage Class	–2.48%

Payments upon Termination or Change of Control

Severance Agreement Payments

        The Partnership is party to a Severance Agreement with each of our named executive officers. Pursuant to the terms of the Severance Agreements, each named executive officer is entitled to severance payments following (i) the termination of employment by Services Company except if the termination is a result of (x) the continuous illness, injury or incapacity for a period of six consecutive months, or (y) "Cause", or (ii) a voluntary termination of employment by the executive upon (I) the material failure of Services Company to comply with and satisfy any of the terms of the Severance Agreement, (II) the significant reduction by Services Company of the authority, duties or responsibilities of the executive, including in connection with a sale or transfer of equity, property or other assets of Services Company by which Services Company becomes a subsidiary or division of another company, (III) the elimination of the executive from eligibility to participate in, or the exclusion of the executive from participation in, material or significant employee benefit plans or policies, except to the extent such elimination or exclusion is applicable to our named executive officers as a group, (IV) the material reduction in the executive's annual base compensation or the reduction in the annual target cash bonus opportunity for which the executive is eligible (unless such reduction in the executive's annual target cash bonus opportunity is made in connection with similar reductions in the bonus opportunities of our named executive officers as a group), or (V) the transfer of the executive, without his express written consent, to a location that is more than 100 miles from the named executive officer's principal office as of the date of the Severance Agreement.

        Upon a termination as set forth above, each named executive officer would be entitled to the following:

  •
  A lump-sum severance payment in the amount of (i) 100% of such named executive officer's base salary, plus (ii) 100% of the annual bonus opportunity, for the applicable year; and

  •
  A monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the executive would be required to contribute for health and dental coverage if he were an active employee, for a 12-month period.

        For the purposes of the Severance Agreements, "Cause" is defined as (i) habitual insobriety or substance abuse, (ii) engaging in acts of disloyalty to Buckeye including fraud, embezzlement, theft, commission of a felony, or dishonesty, or (iii) willful misconduct of the executive in the performance of his duties, or the willful failure of the executive to perform a material function of his duties pursuant to the terms of the Severance Agreement.

Benefit Equalization Plan

        Upon termination of employment for any reason, each named executive officer becomes entitled to distributions of the aggregate balances of his Benefits Equalization Plan account. If such officers had been terminated as of December 31, 2015, each of them would have been entitled to receive the amounts set forth opposite his name in the "Aggregate Balance at Last Fiscal Year-End" column of the "2015 Nonqualified Deferred Compensation Table" for his Benefits Equalization Plan balance. The Benefit Equalization Plan termination payments are not set forth in the tables below.

Long-Term Incentive Plan

        Upon a termination of employment for (i) death, (ii) disability, (iii) without cause during a change in control period or (iv) resignation for good reason during a change in control period, each of our named executive officers are entitled to accelerated vesting of all phantom units, and performance units, based on a payout performance multiplier of 100%. Upon a termination of employment for cause or voluntary resignation, all unvested phantom units and performance units will be forfeited. If a named executive officer is terminated without cause, not during a change in control period, or retires (in the case of retirement, solely with respect to grants made in 2014 and 2013), all phantom units vest based on the portion of the vesting period during which the named executive officer was employed by us, and all performance units will vest on a prorated portion based on a payout multiplier of 100%; provided, however, that if the termination of employment is within the six month period immediately prior to the end of the performance period, the prorated portion of the performance units will vest based on actual performance as determined after the end of the performance period. For grants made in 2015, upon retirement, each retirement-eligible named executive officer will be eligible for continued vesting of all phantom units through the end of the vesting period, and performance units based on actual performance results as determined after the end of the performance period; provided, however, that as a condition to such continued vesting, the compensation committee may require such named executive officer to agree to be bound by non-competition or non-solicitation restrictions during the vesting period.

        A more detailed description of the LTIP, including the change in control period, is contained in the narrative discussion entitled "Long-Term Incentive Plan" following the Grant of Plan-Based Awards Table and in the Compensation Discussion and Analysis.

Payments upon Termination or Change in Control Table

        The table below reflects (in dollars) the compensation and benefits, if any, due to each of the named executive officers upon a voluntary termination, a termination for cause, an involuntary termination other than for cause or resignation for good reason, both before and after a change in control, a change in control without an accompanying termination, or a termination due to death, disability or retirement. The amounts shown assume that each termination of employment or the change in control, as applicable, was effective as of December 31, 2015, and the fair market value of an LP Unit as of December 31, 2015 was $65.96, which was the closing price on December 31st, the last trading day of 2015. The amounts shown in the table are estimates of the amounts, which would be paid upon termination of employment or change in control, as applicable. The actual amounts to be paid can only be determined at the time of the actual termination of employment or change in control, as applicable.

        The value of the accelerated vesting and payment of phantom units was calculated by multiplying the aggregate number of phantom units by the fair market value of an LP Unit as of December 31, 2015, taking into account months of service over the 36 month vesting period as applicable for certain prorated payouts. The value of the accelerated vesting and payment of performance units was calculated by multiplying the aggregate number of performance units by the fair market value of an LP Unit as of December 31, 2015, taking into account months of service over the 36-month performance period based on a payout performance multiplier of 100%. More details concerning these values are set forth in the footnotes below.

Name	Benefit	Voluntary Resignation or Termination for Cause	Termination Without Cause Prior to Change of Control	Resignation for Good Reason Before Change of Control	Resignation for Good Reason After Change of Control	Change of Control	Termination Without Cause After Change of Control	Death or Disability	Retirement(6)
Clark C. Smith	Cash severance(1)	—	1,867,500	1,867,500	1,867,500	—	1,867,500	—	—
	Phantom Unit Acceleration(2)	—	2,589,234	—	4,200,926	—	4,200,926	4,200,926	4,200,926
	UDIP Phantom Unit Acceleration(3)	—	1,268,543	—	1,620,241	—	1,620,241	1,620,241	—
	Performance Unit Acceleration(4)	—	3,269,712	—	6,493,364	—	6,493,364	6,493,364	6,493,364
	Health Benefits(5)	—	20,111	20,111	20,111	—	20,111	—	—
Keith E. St.Clair	Cash severance(1)	—	1,100,000	1,100,000	1,100,000	—	1,100,000	—	—
	Phantom Unit Acceleration(2)	—	780,921	—	1,319,398	—	1,319,398	1,319,398	1,319,398
	UDIP Phantom Unit Acceleration(3)	—	672,391	—	855,633	—	855,633	855,633	—
	Performance Unit Acceleration(4)	—	989,805	—	2,068,824	—	2,068,824	2,068,824	2,068,824
	Health Benefits(5)	—	20,111	20,111	20,111	—	20,111	—	—
Robert A. Malecky	Cash severance(1)	—	880,000	880,000	880,000	—	880,000	—	—
	Phantom Unit Acceleration(2)	—	594,560	—	1,027,987	—	1,027,987	1,027,987	1,027,987
	UDIP Phantom Unit Acceleration(3)	—	471,167	—	607,492	—	607,492	607,492	—
	Performance Unit Acceleration(4)	—	835,990	—	1,708,509	—	1,708,509	1,708,509	1,708,509
	Health Benefits(5)	—	20,093	20,093	20,093	—	20,093	—	—
Khalid A. Muslih	Cash severance(1)	—	880,000	880,000	880,000	—	880,000	—	—
	Phantom Unit Acceleration(2)	—	566,994	—	984,453	—	984,453	984,453	984,453
	UDIP Phantom Unit Acceleration(3)	—	471,167	—	607,492	—	607,492	607,492	—
	Performance Unit Acceleration(4)	—	770,132	—	1,609,496	—	1,609,496	1,609,496	1,609,496
	Health Benefits(5)	—	20,111	20,111	20,111	—	20,111	—	—
William J. Hollis	Cash severance(1)	—	800,000	800,000	800,000	—	800,000	—	—
	Phantom Unit Acceleration(2)	—	180,085	—	530,450	—	530,450	530,450	530,450
	UDIP Phantom Unit Acceleration(3)	—	133,641	—	199,859	—	199,859	199,859	—
	Performance Unit Acceleration(4)	—	416,937	—	1,142,463	—	1,142,463	1,142,463	1,142,463
	Health Benefits(5)	—	20,093	20,093	20,093	—	20,093	—	—

(1)
Reflects a lump-sum severance payment in the amount of (i) 100% of each named executive officer's base salary, plus (ii) 100% of the annual bonus opportunity for 2015 pursuant to the terms of the named executive officers' severance agreements, which are described above.

(2)
This amount represents the value of the accelerated vesting and payment of all phantom units based on a price per LP Unit as of December 31, 2015 of $65.96 (the closing price on December 31, 2015, the last trading day of 2015). In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of death or disability, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding phantom units. In the event of termination without cause or due to retirement (other than for the 2015 grants described below), the named executive officer would not be entitled to full accelerated vesting but instead would be entitled to a prorated amount based on 330 days of service over the 1,096 service period (330/1,096) for his February 2015 phantom unit grant, 694 days of service over the 1,096 service period (694/1,096) for his February 2014 phantom unit grant (535 days of service over the 1,096 day service period (535/1,096) for Mr. Hollis' July 2014 phantom unit grant), and 1,057 days of service over the 1,095 day service period (1,057/1,095) for his February 2013 phantom unit grant. In the event of termination due to retirement, the named executive officer would be entitled to continued vesting of 100% of his outstanding 2015 phantom unit grants, paid at the end of the three-year vesting period. The "2015 Outstanding Equity Awards at Fiscal Year-End Table" provides information on each named executive officer's phantom unit holdings at December 31, 2015.

(3)
This amount represents the value of the accelerated vesting and payment of all phantom units granted under the UDIP. The amount is based on a price per LP Unit as of December 31, 2015 of $65.96. In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of disability or death, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding phantom units received pursuant to the UDIP. In the event of termination without cause, the named executive officer would be entitled to full vesting of his deferral units received pursuant to the UDIP, but the named executive officer's matching units would not be entitled to full accelerated vesting. Instead the matching units granted in 2015 would be entitled to a prorated vesting based on 364 days of service over the 1,079 day service period (364/1,079) and the matching units granted in 2014 would be entitled to a prorated vesting based on 729 days of service over the 1,079 day service period (729/1,079). In the event of the named executive officer's retirement prior to the vesting of his phantom units granted under the UDIP, the named executive officer would forfeit all such phantom units. The "2015 Outstanding Equity Awards at Fiscal Year-End Table" provides information on each named executive officer's phantom unit holdings at December 31, 2015, including phantom units received pursuant to the UDIP.

(4)
This amount represents the value of the accelerated vesting and payment of all performance units based on a price per LP Unit as of December 31, 2015 of $65.96 and a distribution equivalent right payout of $4.625 per unit and $9.05 per unit for 2015 and 2014, respectively. In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of disability or death, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding performance units and payment of DERs accumulated up to the date of the accelerated vesting. In the event of termination without cause or due to retirement (other than for the 2015 grants described below), the named executive officer would not be entitled to full accelerated vesting but instead would be entitled to a prorated amount based on 364 days of service over the 1,096 day service period (364/1,096) for his February 2015 performance unit grant and based on 729 days of service over a 1,096 day service period (729/1,096) for his February 2014 performance unit grant (535 days of service over the 1,096 day service period (535/1,096) for Mr. Hollis' July 2014 performance unit grant.). In the event of termination due to retirement, the named executive officer would be entitled to continued vesting of his outstanding 2015 performance unit grants based on actual performance results as determined after the end of the applicable performance period. All amounts listed for performance unit awards assume a performance multiplier of 100% because, where applicable, actual performance is unknown. The "2015 Outstanding Equity Awards at Fiscal Year-End Table" provides information on each named executive officer's performance unit holdings at December 31, 2015.

(5)
Represents monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the executive would be required to contribute for health and dental coverage if they were an active employee, for a 12-month period. For, Messrs. Smith, St.Clair, Malecky, Muslih and Hollis, the monthly COBRA cost of continued health and dental coverage would be approximately $1,557, $1,557, $1,542, $1,557, and $1,542, respectively, and their required monthly contributions if they were active employees would be approximately $271, $271, $253, $271, and $253, respectively.

(6)
See the footnotes above with respect to the phantom units, UDIP phantom units, and performance units for an explanation of the treatment of such awards in the event of the holder's retirement. A named executive officer is generally eligible for retirement under the LTIP if he is at least 55 years old and has been employed by the Partnership, Buckeye GP, or an affiliate for at least five full years. As of December 31, 2015, only Messrs. Smith and St. Clair were eligible for retirement under the LTIP.

Director Compensation

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash	Unit Awards(1)	Other Compensation(2)	Total
Pieter Bakker	$72,500	$146,060	$9,250	$227,810
Barbara M. Baumann	$77,500	$194,771	$12,335	$284,606
Barbara J. Duganier	$93,750	$146,060	$9,250	$249,060
Joseph A. LaSala, Jr.	$80,000	$146,060	$9,250	$235,310
Mark C. McKinley	$78,750	$146,060	$9,250	$234,060
Donald W. Niemiec	$75,000	$194,771	$12,335	$282,106
Larry C. Payne	$76,250	$194,771	$12,335	$283,356
Oliver "Rick" G. Richard, III	$91,250	$146,060	$9,250	$246,560
Frank S. Sowinski	$116,250	$146,060	$9,250	$271,560
Martin A. White	$83,750	$146,060	$9,250	$239,060

(1)
Represents grant date fair value of grants of 2,667 phantom unit awards (which amount includes a pro-rated award for their service during the fourth quarter of 2014) to Ms. Baumann and Messrs. Niemiec and Payne and 2,000 phantom unit awards to Ms. Duganier and Messrs. Bakker, LaSala, McKinley, Richard, Sowinski, and White on February 4, 2015. The grant date fair value of phantom unit awards is based on a target payout of such awards (computed in accordance with FASB ASC Topic 718), using the average of the high and low trading prices for our LP Units on the date of grant ($73.03 for February 4, 2015). For a discussion of the valuations of phantom units, please see the discussion in Note 20 in the Notes to Consolidated Financial Statements of Buckeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. As of December 31, 2015, each director held 2,000 phantom units except for Ms. Baumann and Messrs. Niemiec and Payne, who each held 2,667 phantom units.

(2)
Amounts represent the distribution equivalents paid during 2015 on unvested phantom unit awards granted under the LTIP.

Non-Employee Directors

        In 2015, non-employee directors of Buckeye GP received an annual fee in cash of $50,000 plus $1,250 for each board of directors and committee meeting attended (new directors receive pro-rated annual fees). Each director also received a grant under the LTIP of 2,000 phantom units (new directors receive pro-rated grants), which vested on the first anniversary of the date of grant, or February 4, 2016. Additionally, the chairs of the audit, compensation, nominating and corporate governance, and HSSE committees each received an annual fee of $10,000 and the Lead Independent Director receives an annual fee of $20,000. Mr. Smith did not receive any fees for services as a director. We reimbursed our general partner for the directors' fees.

        In 2015, the board adopted a change in the compensation plan for our independent directors. Effective January 1, 2016, non-employee directors of Buckeye GP will receive an annual fee in cash of $60,000 plus $1,500 for each board of directors and committee meeting attended (new directors receive prorated annual fees). Each director will also receive a grant under the LTIP of 2,000 phantom units, which will vest on the first anniversary of the date of grant. Additionally, the chairs of the compensation, nominating and corporate governance, and HSSE committees will each receive an annual fee of $10,000, the chair of the audit committee will receive an annual fee of $20,000 and the Lead Independent Director will receive an annual fee of $25,000.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of April 11, 2016 the number of our LP Units beneficially owned by: (1) each person who is known to us to beneficially own more than 5% of our LP Units; (2) the current directors and the nominees of our general partner's board of directors; (3) the named executive officers of our general partner; and (4) all current directors and executive officers of our general partner as a group. We obtained certain information in the table from filings made with the SEC.

Name(1)	Number of LP Units(2)		Percentage of LP Units
Clark C. Smith	95,476	(3)	*
Pieter Bakker	14,052		*
Barbara M. Baumann	2,667		*
Barbara J. Duganier	6,000		*
Joseph A. LaSala, Jr.	17,000		*
Mark C. McKinley	21,000		*
Donald W. Niemiec	2,667		*
Larry C. Payne	3,667		*
Oliver "Rick" G. Richard, III	17,408		*
Frank S. Sowinski	26,210		*
Martin A. White	15,304		*
Keith E. St.Clair	91,458	(4)	*
Robert A. Malecky	74,572	(5)	*
Khalid A. Muslih	30,677		*
William J. Hollis	—		*
All directors and officers as a group (19 persons)	489,117		*
ALPS Advisors, Inc.	8,512,608	(6)	6.5%
OppenheimerFunds, Inc.	7,272,422	(7)	5.6%
Tortoise Capital Advisors, L.L.C.	12,526,705	(8)	9.6%

*
represents less than 1%

(1)
The contact address for our directors and executive officers is One Greenway Plaza, Suite 600, Houston, Texas 77046.

(2)
Unless otherwise indicated, the persons named above have sole voting and investment power over the LP Units reported.

(3)
Consists of 80,183 LP Units over which Mr. Smith shares investment and voting power with his wife and 15,293 LP units held in trust for his minor child. Mr. Smith disclaims beneficial ownership of the 15,293 LP units held in trust for his minor child.

(4)
20,000 of the LP Units owned by Mr. St.Clair are pledged as security, which pledge is permitted under our insider trading policy because it was put in place prior to February 5, 2015. See "Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—Executive Ownership Guidelines" on page 32.

(5)
Includes 29,350 LP Units over which Mr. Malecky shares investment and voting power with his wife.

(6)
According to the Schedule 13G filed by ALPS Advisors, Inc. ("ALPS") and Alerian MLP ETF ("Alerian") with the SEC on February 3, 2016, consists of 8,512,608 LP units deemed to be beneficially owned as of December 31, 2015 by ALPS, of which 8,441,478 LP Units are attributable to Alerian, an investment company to which ALPS furnishes investment advice. Alerian has shared voting and dispositive power with respect to the

  8,441,478 LP units. ALPS disclaims beneficial ownership of all 8,512,608 LP units. The address of each of ALPS and Alerian is 1290 Broadway, Suite 1100, Denver, CO 80203.

(7)
According to the Schedule 13G/A filed by OppenheimerFunds, Inc. with the SEC on February 2, 2016, consists of LP Units beneficially owned as of December 31, 2015 by OppenheimerFunds, Inc., to which it has shared voting and dispositive power with respect to all of the units reported. The address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281.

(8)
According to the Schedule 13G/A filed by Tortoise Capital Advisors, L.L.C. ("TCA") with the SEC on February 8, 2016, consists of LP Units beneficially owned as of December 31, 2015 by TCA. Of the 12,526,705 units, TCA has shared voting power as to 11,271,485 units, and TCA has shared dispositive power as to 12,344,403 units. The address of TCA is 11550 Ash Street, Suite 300, Leawood, Kansas 66211.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information as of December 31, 2015 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of LP Units to be issued upon exercise of outstanding LP Unit options and rights	(b) Weighted-average exercise price of outstanding LP Unit options and rights	(c) Number of LP Units remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by Unitholders:(1)
LTIP(2)	1,010,884	—	2,610,765
Option Plan(3)	17,400	$48.71	333,000
Equity compensation plans not approved by Unitholders	—	—	—

Total for equity compensation plans	1,028,284	$48.71	2,943,765

(1)
See Note 20 in the Notes to Consolidated Financial Statements included in Buckeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for further information about these plans.

(2)
The 1,010,884 represents 506,802 phantom units and 504,082 performance units issued under the LTIP. See Note 20 in the Notes to Consolidated Financial Statements included in Buckeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and "Compensation of Executive Officers and Directors" above for further information about these awards. These awards are not taken into account in the calculation of the weighted-average exercise price of outstanding LP Unit options and rights under the LTIP.

(3)
With the adoption and utilization of the LTIP, we do not expect to make any future grants pursuant to the Option Plan.

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

        Buckeye is not aware of any transaction since January 1, 2015, or any currently proposed transaction, in which Buckeye was or is to be a participant and the amount involved exceeds $120,000, and in which any related party has or will have a direct or indirect material interest.

Policies Regarding Related Party Transactions

        Except for compensation that we pay, the material portions of which are described in this proxy statement, our general policy is to avoid transactions between us and our directors and officers or holders of 5% or more of our LP Units (including members of their families) and that any such transactions that are not avoided should be resolved pursuant to the conflicts of interest resolution provisions in our partnership agreement. In furtherance of this policy, we have adopted Corporate Governance Guidelines, a Code of Ethics for Directors, Executive Officers and Senior Financial Employees and a Business Code of Conduct for all employees, which generally require the reporting to management of transactions or opportunities that constitute conflicts of interest so that they may be avoided. These guidelines and codes, along with our partnership agreement, are in writing and are available on our website. Please see the section of this proxy statement entitled "Where You Can Find More Information About Us—Helpful Resources" on page 55.

        Pursuant to our Corporate Governance Guidelines and our partnership agreement, any transaction between us and our officers and directors or holders of 5% of more of our LP Units that is not avoided must be fair and reasonable to us. Any resolution or course of action will be deemed to be fair and reasonable to us if it is approved by our nominating and corporate governance committee (as long as the material facts known to the officers and directors of our general partner regarding any proposed transaction were disclosed to the nominating and corporate governance committee at the time of its approval), if it is on terms objectively demonstrable to be no less favorable to us than those generally being provided to or available from unrelated third parties, or fair to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of our general partner and persons who beneficially own more than 10% of our LP Units to file ownership and changes in ownership reports with the SEC and the NYSE. The SEC regulations also require that a copy of all these filed Section 16(a) forms must be furnished to us by the directors and executive officers of our general partner and persons beneficially owning more than 10% of our LP Units. Based solely on a review of Forms 3, 4 and 5 furnished to us and written representations from certain persons that no other reports were required for those persons, we believe that for 2015, all officers and directors, and persons beneficially owning more than 10% of our LP Units, who were required to file reports under Section 16(a) complied with such requirements, other than the Form 4 for Joseph Sauger filed on April 8, 2015, which was one day late.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The audit committee has appointed Deloitte as Buckeye's independent registered public accountants for fiscal year 2016 and has reviewed the scope of, and overall plan for, the 2016 fiscal year audit. The audit committee recommends that Buckeye's unitholders ratify the appointment of Deloitte. As in prior years, the audit committee, along with Buckeye's management, reviewed Deloitte's performance as part of our consideration of whether to appoint the firm as independent auditors for

2016. As part of this review, the audit committee considered the continued independence of Deloitte; Deloitte's effectiveness of communications with the audit committee, management and Buckeye's internal auditors; and the period of time that Deloitte has served as Buckeye's independent auditors (Deloitte has served as Buckeye's independent registered public accountants since 1986). The audit committee also evaluated the quality and depth of Deloitte and the audit team's expertise and experience with respect to Buckeye's business and organizational structure.

        Pursuant to the five-year rotation requirement mandated by the Sarbanes-Oxley Act of 2002, Deloitte's lead audit partner for the Partnership rotated for the 2016 calendar year audit. The audit committee and its chair were directly involved in selecting the new lead audit partner in the first quarter of 2015, allowing sufficient time for transition. The new lead partner was selected after assessing a number of factors including, amongst others, the candidate's independence, objectivity, broad-based business judgment, midstream industry and MLP experience and commitment to serving the Partnership.

        Representatives of Deloitte will be available to answer appropriate questions at the Annual Meeting and are free to make statements during the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS BUCKEYE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2016.

UNITHOLDER PROPOSALS FOR 2017
ANNUAL MEETING OF LIMITED PARTNERS

        Any unitholder entitled to vote at our 2017 annual meeting of limited partners can nominate persons for election to the board of directors of our general partner at the annual meeting by complying with the procedures set forth in our partnership agreement. The ability of a person to serve on our general partner's board of directors is limited by the NYSE listing requirements regarding the independence and experience of directors of our general partner's board or committees thereof.

        In order to nominate persons to our general partner's board of directors at the 2017 annual meeting, written notice must be delivered to our general partner at One Greenway Plaza, Suite 600, Houston, Texas 77046 no later than the close of business on March 9, 2017, nor earlier than the close of business on February 7, 2017. The written notice must include: (1) as to each person whom the unitholder proposes to nominate for election or reelection as a director of our general partner, all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director of our general partner if elected); and (2) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such unitholder and any beneficial owner; and (ii) the number of LP Units which are owned beneficially and of record by the unitholder and any beneficial owner; (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among the unitholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned LP Units) that has been entered into as of the date of the unitholder's notice by the unitholder any and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of LP Unit price changes for, or increase or decrease the voting power of, such unitholder and any such beneficial owner, with respect to LP Units, (v) a representation that the unitholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (vi) a representation whether the unitholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership's LP Units required to elect the nominee and/or (b) otherwise to solicit proxies from unitholders in support of such nomination. Any proposed nominee could be required to furnish such other information as the Partnership may reasonably require to determine the eligibility of such proposed nominee to serve as a director.

        Any limited partner who wishes to submit a proposal for inclusion in the proxy materials for our 2017 annual meeting must submit such proposal by the dates referred to above or it will be considered untimely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to take part in the management and control of our business and affairs so as to jeopardize the limited partners' limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC's public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-202-551-8090 for further information on the public reference room and its copy charges. We maintain a website at www.buckeye.com, where we make our SEC filings available.

        You may request a copy of the board committee charters and Corporate Governance Guidelines of our general partner's board of directors and our Code of Ethics for Directors, Executive Officers and Senior Financial Employees, Business Code of Conduct, 2015 Annual Report or SEC filings or directions to our annual meeting, in each case without charge, by calling, emailing or writing to us at the following address:

  Investor Relations Department
  Buckeye Partners, L.P.
  One Greenway Plaza
  Suite 600
  Houston, Texas 77046
  Toll-free phone: (800) 422-2825
  irelations@buckeye.com

        If you would like to request documents from us, please do so at least 10 business days before the date of the annual meeting in order to receive timely delivery of the documents before the annual meeting.

        You should rely only on the information contained in this proxy statement to vote your LP Units at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

        The information contained in this document is applicable as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

Helpful Resources

        The following materials are available on our website at http://www.buckeye.com/InvestorCenter/CorporateGovernance. This link is provided for convenience only, and the content on the referenced website does not constitute a part of this proxy statement.

  •
  Corporate Governance Guidelines

  •
  Limited Partnership Agreement

  •
  Amendment Number 1 to Limited Partnership Agreement

  •
  Amendment Number 2 to Limited Partnership Agreement

  •
  Amendment Number 3 to Limited Partnership Agreement

  •
  Amendment Number 4 to Limited Partnership Agreement

  •
  Code of Ethics

  •
  Business Code of Conduct

  •
  Audit Committee Charter

  •
  Compensation Committee Charter

  •
  Health, Safety, Security and Environmental Committee Charter

  •
  Nominating and Corporate Governance Committee Charter

ANNUAL MEETING OF LIMITED PARTNERS OF BUCKEYE PARTNERS, June 7, 2016 L.P. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPhONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PMESTthe day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. INPERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330000000000000000 9 060716 2. The ratification of the selection of Deloitte & Touche LLP as for 2016. may properly come before the Annual Meeting. This proxy when properly executed Proposal 2. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this proxy. When limited partnership units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. ThE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL ThE NOMINEES LISTED AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN ThE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS ShOWN hERE x 1. The election of three Class III directors to serve on our general partner's board of directors until our 2019 annual meeting of limited partners. NOMINEES: FOR ALL NOMINEESO Oliver G. Richard, III O Clark C. Smith WITHHOLD AUTHORITYO Frank S. Sowinski FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN Buckeye Partners, L.P.'s independent registered public accountants In their discretion, the proxies are authorized to vote upon such other business as will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Unitholder Date: Signature of UnitholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17265/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

ANNUAL MEETING OF LIMITED PARTNERS OF BUCKEYE PARTNERS, L.P. June 7, 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17265/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330000000000000000 9 060716 2. The ratification of the selection of Deloitte & Touche LLP as for 2016. may properly come before the Annual Meeting. This proxy when properly executed Proposal 2. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this proxy. When limited partnership units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. ThE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL ThE NOMINEES LISTED AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN ThE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS ShOWN hERE x 1. The election of three Class III directors to serve on our general partner's board of directors until our 2019 annual meeting of limited partners. NOMINEES: FOR ALL NOMINEESO Oliver G. Richard, III O Clark C. Smith WITHHOLD AUTHORITYO Frank S. Sowinski FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN Buckeye Partners, L.P.'s independent registered public accountants In their discretion, the proxies are authorized to vote upon such other business as will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Unitholder Date: Signature of UnitholderDate:

ANNUAL MEETING OF LIMITED PARTNERS OF BUCKEYE PARTNERS, L.P. June 7, 2016 ADMISSION TICKET * REQUIRED FOR MEETING ATTENDANCE * PERMITS ONE TO ATTEND * YOUR VOTE IS IMPORTANT! - 0 BUCKEYE PARTNERS, L.P. Annual Meeting of Limited Partners To Be held on June 7, 2016 This Proxy is Solicited on Behalf of the General Partner of Buckeye Partners, L.P. The undersigned hereby appoints Keith E. St.Clair and Todd J. Russo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the limited partnership units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Limited Partners of Buckeye Partners, L.P., to be held June 7, 2016 at 9:00 a.m. local time at The Houston City Club, One City Club Drive, Houston, Texas 77046, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1 important notice of availability of Proxy materials for the annual meeting of Limited Partners of BUCkeYe PartnerS, L.P. to Be held on: June 7, 2016 at 9:00 a.m. the houston City Club, one City Club Drive, houston, texas 77046 this communication presents only an overview of the more complete proxy materials that are available to you on the internet. we encourage you to access and review all of the important information contained in the proxy materials before voting. if you want to receive a paper or e-mail copy of the proxy materials you must request one. there is no charge to you for requesting a copy. to facilitate timely delivery please make the request as instructed below before 5/27/16. Please visit http://www.astproxyportal.com/ast/17265/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K to reqUeSt materiaL: teLePhone: 888-Proxy-na (888-776-9962) 718-921-8562 (for international callers) e-maiL: info@amstock.com weBSite: http://www.amstock.com/proxyservices/requestmaterials.asp onLine: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. in PerSon: You may vote your shares in person by attending the Annual Meeting. teLePhone: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. maiL: You may request a card by following the instructions above. toVote: L.P.'s independent registered public accountants for 2016. may properly come before the Annual Meeting. 1. The election of three Class III directors to serve on our general partner's board of directors until our 2019 annual meeting of limited partners. nomineeS: Oliver G. Richard, III Clark C. Smith Frank S. Sowinski Please note that you cannot use this notice to vote by mail. 2. The ratification of the selection of Deloitte & Touche LLP as Buckeye Partners, In their discretion, the proxies are authorized to vote upon such other business as ComPanY nUmBer aCCoUnt nUmBer ControL nUmBer

QuickLinks

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS TO BE HELD ON JUNE 7, 2016
PROXY STATEMENT FOR ANNUAL MEETING OF LIMITED PARTNERS To Be Held on June 7, 2016
PROPOSAL 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS OF OUR GENERAL PARTNER
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
2015 Grants of Plan-Based Awards Table
2015 Outstanding Equity Awards at Fiscal Year-End Table
2015 Units Vested Table
2015 Nonqualified Deferred Compensation Table
2015 Director Compensation Table
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
UNITHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF LIMITED PARTNERS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US